UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Porter Bancorp, Inc.
(Name of Registrant as Specified in Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2018

To our shareholders:

You are cordially invited to attend the 2018 annual meeting of shareholders of Porter Bancorp, Inc. The meeting will be held on Wednesday, May 23, 2018, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

The enclosed Notice and Proxy Statement contain information about the matters to be voted on at the annual meeting.

We hope you can attend the annual meeting.  Whether or not you plan to attend, please complete, sign and return the enclosed proxy card in the envelope provided to ensure your shares are represented and voted at the annual meeting.

We appreciate your interest and investment in Porter Bancorp and look forward to seeing you at the annual meeting.

By order of the Board of Directors,

John T. Taylor Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF PORTER BANCORP, INC.
WEDNESDAY, MAY 23, 2018

To our shareholders:

The Annual Meeting of Shareholders of Porter Bancorp, Inc. will be held on Wednesday, May 23, 2018, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223, to consider and act upon the following matters:

1.	The election of seven nominees as directors;
2.	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed in the accompanying proxy statement;
3.	A proposal to amend our Articles of Incorporation to change the name of Porter Bancorp, Inc. to Limestone Bancorp, Inc.;
4.
A proposal to amend our Articles of Incorporation to extend to May 23, 2021 the outside expiration date of the provisions we adopted in 2015 to assist us in protecting the long-term value of the Company’s accumulated tax benefits by limiting transfers of our common stock that could result in an “ownership change” under Section 382 of the Internal Revenue Code and the impairment of those tax benefits;

5.	A proposal to approve the 2018 Omnibus Equity Compensation Plan;
6.	A proposal to ratify the appointment of the Company’s independent registered public accounting firm; and
7.	Such other business as may properly come before the meeting.

The close of business on April 12, 2018, is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

By order of the Board of Directors,

John T. Taylor Chief Executive Officer

April 20, 2018

Important Notice Regarding the Availability of Proxy Materials for the
Shareholders Meeting to be Held on May 23, 2018:

This proxy statement and our 2017 Annual Report to Shareholders, including Form 10-K, are available at www.limestonebank.com under “About Us – Investor Relations.”

2018 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2018:

The proxy statement and annual report on Form 10-K are available at www.limestonebank.com under “Investor Relations.”

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are sending this proxy statement and the accompanying proxy card to our shareholders of record beginning on or about April 20, 2018. These materials are for use at the 2018 Annual Meeting of Porter Bancorp Shareholders, which will be held on May 23, 2018, at 9:00 a.m. EDT in the Conference Center on the second floor of our main office located at 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Our Board of Directors is soliciting proxies to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting.  In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

 Who is entitled to vote?

Shareholders of record of Porter Bancorp common shares as of the close of business on April 12, 2018, are entitled to vote at the Annual Meeting.  In addition, holders of record of our non-voting common shares as of the close of business on April 12, 2018, are entitled to vote at the Annual Meeting on the proposal to amend our Articles of Incorporation to extend the NOL Protections (Proposal 4), as described below.  Only shares that are present in person or represented by a valid proxy can be voted at the meeting.

What constitutes a quorum and how many shares are outstanding?

A majority of the outstanding common shares must be present, either in person or represented by proxy, in order to conduct business at the Annual Meeting. In addition, a majority of the outstanding non-voting common shares must be present, either in person or represented by proxy, in order to vote on the proposal to amend our Articles of Incorporation to extend the NOL Protections (Proposal 4) at the Annual Meeting.  On April 12, 2018, there were 6,189,864 common shares and 1,220,000 non-voting common shares of Porter Bancorp outstanding.

Shareholders are entitled to cast one vote per common share on each matter except the election of directors.  In the election of directors, shareholders are entitled to cast one vote per common share for each of the seven positions on our Board of Directors up for election at the Annual Meeting.  Holders of our non-voting common shares are entitled to one vote per non-voting common share on the proposal to amend our Articles of Incorporation to extend the NOL Protections (Proposal 4).

All shares represented by properly completed proxies received before the polls are closed at the Annual Meeting, unless revoked or superseded, will be voted in accordance with instructions indicated on those proxies.

What am I voting on?

You are voting on six items:
•	The election of seven directors (Proposal 1);
•	A proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives as disclosed under “Executive Compensation” (Proposal 2);
•	A proposal to amend our Articles of Incorporation to change the name of Porter Bancorp, Inc. to Limestone Bancorp, Inc. (Proposal 3);
•
A proposal to amend our Articles of Incorporation to extend to May 23, 2021 the outside expiration date of the provisions we put in place in 2015 to assist us in protecting the long-term value of our accumulated tax benefits by limiting transfers of our common shares that could result in an “ownership change” under Section 382 of the Internal Revenue Code which would impair those tax benefits (the “NOL Protections”) (Proposal 4);

•	A proposal to approve the 2018 Omnibus Equity Compensation Plan (Proposal 5); and
•	A proposal to ratify the appointment of our independent registered public accounting firm (Proposal 6).

Our Board recommends that you vote your shares:
•	FOR the election of the nominees listed in this proxy statement;
•	FOR the proposal to approve, on an advisory basis, the compensation of the Company’s executives as disclosed in this proxy statement;
•	FOR the proposal to approve changing the name of Porter Bancorp, Inc. to Limestone Bancorp, Inc.
•	FOR the proposal to approve extending to May 23, 2021 the outside expiration date of the NOL Protections;
•	FOR the proposal to approve the 2018 Omnibus Equity Compensation Plan; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

We are not aware of any other business to be submitted for a vote of shareholders at the Annual Meeting.

How many votes are required for approval?

Directors are elected by a plurality of the votes cast, which means the seven nominees who receive the largest number of votes will be elected as directors. Cumulative voting is not permitted. Shares that are represented by proxies marked “withhold authority” for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

The proposed amendment of our Articles of Incorporation to extend the NOL Protections (Proposal 4) must be approved by both the holders of common shares and the holders of non-voting common shares, voting as separate voting groups.  That amendment will be approved if both a majority of the common shares and a majority of non-voting common shares are cast in favor of the proposed amendment. Both of the holders of our non-voting common shares have indicated their intent to vote the non-voting common shares in favor of the proposed amendment.

Each of the other proposals on the agenda for the Annual Meeting – to approve the compensation of the Company’s executives (Proposal 2), to amend our Articles of Incorporation to change our corporate name (Proposal 3), to approve the 2018 Omnibus Equity Compensation Plan (Proposal 5) and to ratify the appointment of our independent registered public accounting firm (Proposal 6) – will be approved if the number of votes cast in favor of the proposal is greater than the number cast against it.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum exists. Neither abstentions nor broker non-votes will have any effect on the election of directors or the proposals to approve executive compensation, to amend our Articles of Incorporation, to approve the 2018 Omnibus Equity Compensation Plan and to ratify the appointment of our independent registered public accounting firm; but they will have the effect of a vote against the proposed amendment to extend the NOL Protections.  Brokers will not have discretionary authority to vote on Proposal 1, 2, 3, 4 or 5 on behalf of beneficial owners of common shares who have not provided voting instructions.  Brokers who hold shares in nominee name have discretionary authority to vote those shares without instruction from the beneficial owners only with respect to the proposal to ratify the appointment of our independent registered public accounting firm (Proposal 6).

How do I vote?

You may vote by proxy or in person at the meeting. To vote by proxy, simply mark your proxy card, date and sign it and return it in the envelope provided.  The Board has designated two individuals to vote the shares represented by proxies solicited by the Board at the Annual Meeting.   If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies:

•	FOR the election of all the director nominees recommended by the Board;
•	FOR the approval of our executive compensation;
•	FOR the proposal to approve amending our Articles of Incorporation to change the name of Porter Bancorp, Inc. to Limestone Bancorp, Inc.;
•	FOR the proposal to approve amending our Articles of Incorporation to extend to May 23, 2021 the NOL Protections;
•	FOR the proposal to approve the 2018 Omnibus Equity Compensation Plan; and
•	FOR the ratification of the appointment of our independent registered public accounting firm.

The designated proxies will vote in their discretion on any other matter that may properly come before the meeting. At the date the Proxy Statement went to press, we did not anticipate that any other matters would be raised at the Annual Meeting.

If you wish to vote in person at the meeting and you hold your shares through a broker, bank or other institution, you are considered a “street name” shareholder and you must obtain a “legal proxy” from your broker or bank in order to vote in person at the meeting.  Please contact the institution holding your shares for information on how to obtain a legal proxy.

How can I revoke my proxy?

If you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting. You may do this by (a) signing another proxy card with a later date and returning it to us before the meeting or (b) attending the meeting in person and casting a ballot.

How may I obtain Porter Bancorp’s 10-K and other financial information?

A copy of our 2017 Annual Report on Form 10-K is enclosed.  Shareholders and prospective investors may request a free copy of our 2017 Annual Report on Form 10-K by writing to Investor Relations - Porter Bancorp, Inc. at:  2500 Eastpoint Parkway, Louisville, Kentucky 40223.  The Form 10-K is also available at www.limestonebank.com. Click on “Investor Relations” under the “About Us” tab and “SEC Filings” under “Documents.”

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact Investor Relations as described above.

PROPOSAL 1: ELECTION OF DIRECTORS

At the 2018 Annual Meeting, our shareholders will elect seven directors to serve for a one-year term and until their successors are elected and qualified. Our articles of incorporation and bylaws provide that our Board of Directors will consist of not less than two nor more than 15 members, with the actual number of directors to be set by the Board. Our Board of Directors is currently comprised of seven directors.

The Nominating and Corporate Governance Committee and the Board of Directors have nominated the seven individuals named in the table below for election as directors. All of the nominees are current members of the Board.  None of the nominees currently serves as a director of any other public or registered investment company, nor have they held any such directorship, except as described in each director’s biography below.

Director Nominees	Age	Position

W. Glenn Hogan	56	Chairman of the Board of Directors
Michael T. Levy	49	Director
James M. Parsons	61	Director
Bradford T. Ray	60	Director
Dr. Edmond J. Seifried	71	Director
John T. Taylor	58	President, Chief Executive Officer and Director
W. Kirk Wycoff	59	Director

W. Glenn Hogan, a director since 2006, is founder, President and Chief Executive Officer of Hogan Real Estate, a full service commercial real estate development company headquartered in Louisville, Kentucky.  Mr. Hogan has more than thirty years of real estate development experience and has developed millions of square feet of retail space in the Midwest and Southeast.  He is a Certified Commercial Investment Member and a past president of the Kentucky State CCIM Chapter.  Mr. Hogan brings executive decision making skills and his commercial real estate background strengthens our risk assessment function.  He also is familiar with the banking industry from previous service on the Board of Directors of two other Louisville community banks.  Mr. Hogan served as a director of US Wireless Online, Inc. from August 2005 until May 2006.

Michael T. Levy, a director since 2014, is President of Muirfield Insurance LLC of Kentucky, a Lexington, Kentucky insurance brokerage firm.  An owner of Bluewater Farm, LLC, Mr. Levy is active in breeding and selling Thoroughbreds and serves as a board member of the Thoroughbred Owners and Breeders Association and Breeders Cup, Ltd.  He is a graduate of the University of Pennsylvania. The lead producer in an insurance agency, Mr. Levy has intimate knowledge of the Lexington market, which has been identified as a target growth market in our strategic planning.  He also has extensive experience in the equine industry, a niche market also identified in the strategic plan of our banking subsidiary, Limestone Bank, Inc.

James M. Parsons, a director since 2015, is the Chief Financial Officer of Ball Homes, LLC, a residential real estate development firm headquartered in Lexington, Kentucky with operations in Kentucky and Tennessee. Mr. Parsons has served with Ball Homes since 2005.  Mr. Parsons previously served as President and CEO of ONB Insurance Group.  His background in accounting and real estate development finance strengthen the Board’s depth of experience in those areas. Mr. Parsons earned his Bachelor’s Degree in Business Administration and Accounting from West Virginia University.

Bradford T. Ray, a director since 2014, served in various leadership roles at Steel Technologies, Inc., a steel processor, from 1981 to 2010, serving as CEO beginning in 1999 and as Chairman beginning in 2002. He served as an advisor to Steel Technologies, Inc. from 2010 to 2012. He has been a consultant with BTR Advisory Services since 2012 and has been an independent director at Global Brass and Copper Holdings, Inc. since December 10, 2014. Mr. Ray serves on the Board of Trustees of Bellarmine University in Louisville, Kentucky.   He provides the experience and perspective of a former chief executive of a publicly traded manufacturing business.

Dr. Edmond J. Seifried, a director since 2015, is a principal in S&B West LLC, a community bank consulting center in Easton, Pennsylvania.  In addition, Dr. Seifried is a Professor Emeritus at Lafayette College in Easton, Pennsylvania.  He also serves as Executive Consultant and Chief Economist for Sheshunoff CEO Affiliation Progras, a national bank consulting organization.  Dr. Seifried serves as the dean of the Virginia and West Virginia Banking Schools and has served on the faculty of numerous banking schools including: Stonier Graduate School of Banking, and the Graduate School of Banking of the South.  Dr. Seifried provides experience and insight with respect to trends and developments affecting community banks nationally.

John T. Taylor joined us as President and a director of Porter Bancorp, and as President and Chief Executive Officer of the Bank in July 2012.  He became Chief Executive Officer of Porter Bancorp in 2013.  Prior to joining us, Mr. Taylor served as President and CEO of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky since 2007. Prior to joining American Founders, he served in senior management positions with increasing responsibility for PNC Bank, N.A., including as President of its Ohio/Northern Kentucky region for six years. Mr. Taylor has over 30 years of banking experience in Kentucky and Ohio.  Mr. Taylor has been actively involved in a number of civic and professional organizations.  He has a solid history of building organizations with a clear vision and strategy to build long-term enterprise value. Mr. Taylor also has strong roots in Kentucky with significant experience in our key markets. He is a graduate of the University of Kentucky where he earned a Master’s and a Bachelor’s Degree in Business Administration.

W. Kirk Wycoff, a director since 2010, has more than thirty years of banking experience and is the Managing Partner of Patriot Financial Partners, L.P., a private equity fund headquartered in Philadelphia that focuses on investing in community banks and thrifts throughout the United States.  Mr. Wycoff served as Chairman, President, and CEO of Continental Bank, a community bank serving the Philadelphia metro market, from its inception in 2005 through its sale in 2014.  He also served as Chairman and CEO of Progress Financial Corp from 1991 to 2004 where he was responsible for building a small local bank into one of the Philadelphia area’s top community banks.  Earlier, Mr. Wycoff served as Chairman and CEO of Crusader Savings Bank, a Philadelphia community bank, which he transformed into a profitable mortgage lender.  He also held senior level positions with Girard Bank, Philadelphia Savings Fund Society, and Reliance Insurance Company.  Mr. Wycoff currently serves on the boards of Banc of California, Inc., Banc of California, NA, Guaranty Bancorp,  Guaranty Bank and Trust Company, Radius Bancorp, Radius Bank, and U.S. Century Bank.  Mr. Wycoff earned his Bachelor’s Degree in Business Administration from Franklin and Marshall College.  As Patriot’s representative, Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, public company expertise and risk assessment skills.

Neither the Nominating and Corporate Governance Committee nor the Board of Directors has reason to believe that any nominee for director is unwilling or unable to serve following election. However, if that were to occur, the holders of the proxies solicited hereby will vote for such substitute nominees as the Nominating and Corporate Governance Committee or the Board of Directors may recommend.

The Board of Directors recommends that shareholders vote “FOR” the election of the seven nominees.

Other Executive Officers

Name	Age	Position

Phillip W. Barnhouse	47	Chief Financial Officer; Chief Financial Officer and Chief Operating Officer of Limestone Bank
John R. Davis	55	Chief Credit Officer of Limestone Bank
Joseph C. Seiler	51	Executive Vice President of Limestone Bank

Phillip W. Barnhouse became our Chief Financial Officer in 2012 and has served as Chief Financial Officer of the Bank since 2006.  He became the Bank’s Chief Operating Officer in 2013. Mr. Barnhouse served as Chief Financial Officer of Ascencia Bank from 1998 to 2005.  From 1992 to 1998, Mr. Barnhouse worked with Arthur Andersen LLP, where he managed the audits of public and private companies. He is a member of the American Institute of Certified Public Accountants and the Kentucky Society of CPAs. Mr. Barnhouse earned a Bachelor's Degree in Accounting from Western Kentucky University and a diploma from The Graduate School of Banking at Louisiana State University.

John R. Davis became Chief Credit Officer of the Bank in September 2012.  Mr. Davis has the responsibility for establishing and executing credit quality policies and overseeing credit administration. He previously served as Executive Vice President and Chief Credit Officer of American Founders Bank, Inc. and American Founders Bancorp, Inc. of Lexington, Kentucky.  Before joining American Founders in 2005, he served for 17 years in various commercial lending and credit administration positions of increasing authority with National City Bank. Mr. Davis earned his Bachelor’s Degree in Business from the University of Louisville, an MBA from Bellarmine University and is a graduate of the Stonier Graduate School of Banking.

Joseph C. Seiler became Executive Vice President of the Bank and head of the Bank’s commercial banking business in August 2013. Mr. Seiler previously served as Executive Vice President, Asset Resolution Team, of PNC Bank, Inc. in Louisville, Kentucky. Before joining PNC Bank in 2009, he served as Executive Vice President and Managing Director, Investment Real Estate Group, for National City Bank of Louisville, Kentucky. Mr. Seiler earned his Bachelor’s Degree in Economics from Centre College in Danville, Kentucky and an MBA from the University of Louisville.

CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board of Directors has adopted corporate governance principles that address the role and composition of our Board of Directors and the functions of our Board and its committees. We regularly review and may revise our corporate governance principles from time to time in response to changing regulatory requirements, evolving best practices and concerns expressed by our shareholders and other constituents. Our corporate governance principles are available on our website at www.limestonebank.com under “Investor Relations” and “Governance Documents.”

Director Independence

Our corporate governance principles provide that a majority of the members of the Board of Directors must be independent from management.  For this purpose, the Board has adopted director independence standards that meet the listing standards of the Nasdaq corporate governance rules. In accordance with our corporate governance guidelines, the Nominating and Corporate Governance Committee undertakes an annual review of director independence during the first quarter of each year.  During this review, the Board considers any and all commercial and charitable relationships of directors, including transactions and relationships between each Director or any member of his or her immediate family and the Company and its subsidiaries.

In its 2018 review, the Board affirmatively determined that director nominees Michael T. Levy, James M. Parsons, Bradford T. Ray, Dr. Edmond J. Seifried, and W. Kirk Wycoff are each independent of the Company and its management in that none have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, in accordance with the Nasdaq corporate governance rules.

Limestone Bank had a Real Estate Listing and Property Management Agreement with Hogan Development Company, a firm in which our director, W. Glenn Hogan holds a controlling interest.  The agreement expired on February 28, 2018.  As described under “Certain Relationships and Related Transactions,” this arrangement was reviewed and evaluated by the independent members of our Audit Committee as part of the Board’s annual assessment of director independence.  We paid real estate management fees of $20,000 and $56,000 and real estate sales commissions of $6,000 and $478,000 to Hogan Development Company in 2017 and 2016, respectively.  Fees paid annually to Hogan Development Company in 2016 were more than 5% of that firm’s consolidated gross revenues and preclude Mr. Hogan from being an independent director under the Nasdaq corporate governance rules.

Director Nominations and Qualifications

In making its nominations of persons to be elected to the Board of Directors and included in our proxy statement, the Nominating and Corporate Governance Committee evaluates incumbent directors, potential director nominees and persons recommended by shareholders, if any.  The Committee reviews each candidate in light of the selection criteria set forth in our corporate governance principles. Candidates are selected based on their integrity, independence, diversity of experience, leadership and their ability to exercise sound judgment.  While we do not have a separate diversity policy, the Committee does consider the diversity of experience of its nominees in knowledge, skills, expertise and other demographics that may contribute to the Board.  When considering potential Board members, the Committee will look at all of the foregoing criteria and the current and anticipated needs of the Company.  The various qualifications and criteria are normally considered at a Committee meeting during March of each calendar year so that the respective names can be placed on the ballot for the annual meeting, which is customarily held in May.  All of the nominees for election as directors at the annual meeting were nominated by the Committee.  The Committee did not receive any shareholder nominations for directors.

Board Leadership Structure

In 2012, the Board’s five independent directors identified and hired John T. Taylor to serve in the primary leadership role for the Company.  Mr. Taylor joined as President of Porter Bancorp and as President and Chief Executive Officer of the Bank in July 2012.  In 2013, Mr. Taylor was named CEO of Porter Bancorp and W. Glenn Hogan was named Chairman of the Board.  Mr. Taylor is responsible for the executive leadership and management of the Company and the Bank.  Mr. Taylor also serves as a director of Porter Bancorp and Limestone Bank.

Consistent with Nasdaq’s corporate governance rule, the independent directors meet regularly in executive session without management or non-independent directors in attendance.  The Board as a whole actively considers strategic decisions proposed by management, including matters affecting the business strategy and competitive and financial positions of the Company, and also monitors the Company’s risk profile. Board meetings are focused on strategic matters affecting major areas of the Company’s business, including operational, execution and risk management initiatives. During 2017, the independent directors met periodically in executive session on an as-needed basis.

Board Structure and Committee Composition

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has a separate charter.  Our committee charters are available on our website at www.limestonebank.com under “Investor Relations” and “Governance Documents.”

Audit Committee

The Audit Committee is responsible for and assists our Board in monitoring the integrity of the financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and our independent registered public accounting firm and our compliance with legal and regulatory requirements.  The Audit Committee has the sole authority and responsibility to select, appoint, compensate, evaluate and, if necessary, replace the Company's independent auditors. The Audit Committee approves all audit engagement fees and terms, and must pre-approve any non-audit services provided to the Company by the independent auditors. The Audit Committee met four times in 2017.

During the past year, our Audit Committee was comprised of Mr. Levy, Mr. Parsons, and Mr. Ray.  Our Board of Directors determined that all three of the members of the Audit Committee met the independence requirements of the Nasdaq corporate governance rules and relevant federal securities laws and regulations, and that Mr. Parsons qualified as an audit committee financial expert.

Compensation Committee

Our Compensation Committee was comprised of Mr. Levy, Mr. Ray, Mr. Seifried, and Mr. Wycoff during the past year.  The Compensation Committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in this proxy statement. The Compensation Committee met two times in 2017.
The Compensation Committee is responsible for establishing a compensation policy that fairly rewards our executive officers for performance benefiting the shareholders and effectively attracts and retains executive talent necessary to successfully lead and manage the Company.  In practice, our Chief Executive Officer, John T. Taylor, is expected to present a total compensation policy for the executive management team, which the Compensation Committee will evaluate and retains the right to modify or reject.  The Compensation Committee is directly responsible for evaluating the performance of Mr. Taylor, and determining the details of his total compensation.  The Committee also evaluates Mr. Taylor’s recommendations for the salaries and incentive compensation of other named executives, which the Committee will modify and authorize as it deems appropriate.
Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee was comprised of Mr. Levy, Mr. Ray, and Mr. Wycoff during the past year.  The Nominating and Corporate Governance Committee assists our Board of Directors in promoting our best interests and the best interests of our shareholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to our Board of Directors persons to be nominated for election as directors at each annual meeting of shareholders. It also reviews the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis and makes any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board.  The Nominating and Corporate Governance Committee met one time in 2017.

Meeting Attendance

During 2017, our Board of Directors met nine times.  None of our current directors attended fewer than 75% of the meetings of the Board of Directors and the committees on which he served, other than Dr. Edmond Seifried who attended eight of eleven meetings of the Board of Directors and the committees on which he served.  All directors and director nominees are expected to attend each annual meeting of shareholders, unless circumstances prevent them from doing so.  Mr. Levy, Mr. Parsons, Mr. Ray, Mr. Taylor, and Mr. Hogan (5 directors) attended last year’s annual meeting.

Board’s Role in Risk Oversight

As a bank holding company, we face a number of risks, including general economic risk, credit risk, regulatory risk, liquidity risk, interest rate risk, audit risk, reputational risk and others. Management is responsible for the day-to-day management of risks to the Company, and the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

While the full Board of Directors is charged with ultimate oversight responsibility for risk management, various standing committees of the Board also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our risk related to financial reporting and accounting matters as well as any other particular areas of concern of the Board.  The Board’s Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage performance subject to a level of risk-taking consistent with our overall strategy.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Ethics that sets forth important policies and procedures in conducting our business in a legal, ethical and responsible manner. These standards are applicable to all of our directors and employees. The Code of Ethics is available on our website at www.limestonebank.com under “Investor Relations” and “Governance Documents.” We will post any amendments to, or waivers from, our Code of Ethics on our website.

Employees must report any conduct they believe in good faith to be an actual or apparent violation of our Code of Ethics. In addition, as required under the Sarbanes-Oxley Act of 2002, the Audit Committee has established confidential procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by company employees of concerns regarding questionable accounting or auditing matters.

Stock Ownership Guidelines

Our Corporate Governance Principles require all non-employee directors to hold at least 1,000 of our shares while serving as a director of the Company.  All directors are expected to be in compliance with the stock ownership guidelines within five years of becoming a director.

Director Compensation

The Compensation Committee reviews Board compensation at least every two years.  For 2017, each non-employee director received an annual retainer of $25,000, each committee chair received an additional $5,000, and the Chairman of the Board received an additional $25,000.  Cash compensation is paid quarterly.  In addition, each non-employee director received a grant of restricted shares having a market value of $25,000, based on the trading price of our common shares at the closing of trading on the grant date.  The grant date is the first day of the month after our annual meeting of shareholders, which will ordinarily be June 1.

Restricted shares are common shares that may not be transferred and are subject to forfeiture during a specified period.  Otherwise, restricted shares have all of the rights of common shares during the restriction period, including the right to vote and the right to receive dividends.  Restricted shares awarded to directors vest on December 31 of the year of grant.  If a director ceases to serve on the Board of Directors for any reason, the director will automatically forfeit any unvested restricted shares.  In the event of a change in control, the restrictions on the transfer of the shares will end.  Under the terms of the restricted share awards to non-employee directors, a change in control means (i) the disposal of our business or the business of the Bank pursuant to a liquidation, sale of assets or otherwise, (ii) any person, group or entity acquiring or gaining ownership or control of more than 50% of our outstanding shares or the outstanding shares of the Bank, other than any trustee or other fiduciary holding shares under any employee benefit plan, or (iii) during any period of two consecutive years, individuals who were our directors at the beginning of that period cease to constitute a majority of the Board of Directors, unless the election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

  The following table shows the compensation paid to non-employee directors in 2017.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	All Other Compensation	Total
W. Glenn Hogan	$50,000	$25,000	$-	$-	$75,000
Michael T. Levy	30,000	25,000	-	-	55,000
James M. Parsons	30,000	25,000	-	-	55,000
Bradford T. Ray	30,000	25,000	-	-	55,000
Edmond J. Seifried	25,000	25,000	-	-	50,000
W. Kirk Wycoff (2)	25,000	25,000	-	-	50,000

(1)
On June 1, 2017, each non-employee director received an award of 2,513 restricted shares with a grant date fair value of $9.95 per share. The restricted shares vested on December 31, 2017. The amounts in the Stock Awards column reflect the grant date fair value for the restricted stock awards for the fiscal year ended December 31, 2017. The assumptions used in the calculation of these amounts for awards granted in 2017 are included in Note 18 “Stock Plans and Stock-based Compensation” in the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)	Mr. Wycoff’s fees and restricted stock award are for the benefit of Patriot Financial Manager LP.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,
AND PRINCIPAL SHAREHOLDERS

As of April 12, 2018, Porter Bancorp had 6,189,864 common shares and 1,220,000 non-voting common shares issued and outstanding. The information provided below is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Under SEC rules, a person is deemed to beneficially own any shares as to which the entity or individual has the right to acquire within 60 days of April 12, 2018 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

Security Ownership of Directors and Management

The following table shows, as of April 12, 2018, the number and percentage of our shares held by (1) Porter Bancorp’s directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table and (3) current directors and named executive officers as a group.

Name and Address of Beneficial Owner(1)	Common Shares Beneficially Owned	% of Class	Series E Preferred Shares Beneficially Owned	% of Class	Series F Preferred Shares Beneficially Owned	% of Class
Directors
John T. Taylor	142,715	2.3%	-	-%	-	-%
W. Glenn Hogan	450,136	7.3	885	14.3	1,405	32.6
Michael T. Levy	71,609	1.2	133	2.1	211	4.9
James M. Parsons	37,030	*	-	-	-	-
Bradford T. Ray	65,890	1.1	-	-	-	-
Dr. Edmond J. Seifried	75,974	1.2	183	3.0	290	6.7
W. Kirk Wycoff(2)	118,542	1.9	-	-	-	-

Other Named Executive Officers
John R. Davis	35,852	*	-	-	-	-
Phillip W. Barnhouse	27,419	*	-	-	-	-
Joseph C. Seiler	28,947	*	-	-	-	-

Named Executive Officers and Directors as a Group (10 persons)	1,054,114	17.0%	1,201	19.4%	1,906	44.2%

*	Represents beneficial ownership of less than 1%.
(1)	The business address for these individuals is c/o Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.
(2)
Mr. Wycoff has direct ownership of 118,542 shares.  This total does not include 9,255 common shares beneficially owned by Patriot Financial Manager, L.P. or 3,486 non-voting noncumulative Series E perpetual preferred shares beneficially owned by Patriot Financial Partners, L.P. of which Mr. Wycoff is one of the general partners, or the 150,000 common shares and 1.0 million non-voting common shares held by Patriot Financial Partners III, L.P.  Mr. Wycoff disclaims beneficial ownership of the 159,255 common shares, the 1.0 million non-voting common shares and the 3,486 Series E preferred shares, except to the extent of his pecuniary interest therein. See footnote 4 to the share ownership table on the following page.

Security Ownership of Certain Beneficial Owners

The following table sets forth beneficial ownership information for each shareholder who is not a director and is known to us to own 5% or more of the outstanding shares of our common shares, based on public filings made with the SEC.

	Common Shares		Non-Voting Common Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class	Beneficially Owned	Percent of Class

J. Chester Porter Trust Funds (1) 318 S. Buckman Street Shepherdsville, Kentucky 40165	644,727	10.4%	–	–

Maria L. Bouvette (2) c/o Porter Bancorp, Inc. 2500 Eastpoint Parkway Louisville, Kentucky 40223	541,623	8.8%	–	–

RMB Capital Management LLC (3) 115 S. LaSalle St., 34th Floor Chicago, IL 60603	400,200	6.5%	220,000	18%

Patriot Financial Group (4) Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	362,259	5.9%	1,000,000	82%

(1)
The information is included in reliance upon Form 13G filed with the SEC by Jack C. Porter, Jr and Jennifer E. Porter, Co-Trustees on January 2, 2018.  J. Chester Porter Trust Fund A and J. Chester Porter Trust Fund B (together the “J. Chester Porter Trust Funds”) are the beneficial owners of 342,587 and 296,877 common shares, respectively.  Shared voting power of these funds is held by Jack C. Porter, Jr. and Jennifer E. Porter.  Mr. Porter and Ms. Porter disclaim beneficial ownership of these shares except to the extent of his or her pecuniary interest therein.  In addition, Mr. Porter is the beneficial owner with sole voting power of 4,131 common shares and Ms. Porter is the beneficial owner with sole voting power of 1,132 common shares.

(2)	The information is included in reliance upon Form 13 D/A filed with the SEC by Maria L. Bouvette on January 31, 2018.
(3)
This information is included in reliance upon Form 13-F filed with the SEC by RMB Capital Management LLC on February 14, 2018.  RMB Capital Management LLC is the sub-adviser to the Mendon Capital Master Fund Ltd. and investment adviser to Iron Road Multi-Strategy L.P. and Mendon Capital QP LP.  Anton Schutz is a Director of RMB Capital Management LLC and may be deemed to have voting and investment power with respect to the shares held by each of the three funds. Totals for common shares do not include non-voting common shares.  Mendon Capital Master Fund Ltd is the beneficial owner of 177,420 non-voting common shares, and Mendon Capital QP LP is the beneficial owner of 42,580 non-voting common shares. Each non-voting common share automatically converts into one voting common share upon, among other things, transfer in a widespread public distribution, including pursuant to a registration statement filed with and declared effective by the SEC or pursuant to Rule 144 under the Securities Act.

(4)
This information is included in reliance upon Form 13D filed with the SEC by Patriot Financial Partners, L.P. on January 24, 2018, Mr. Wycoff’s Form 5 filed on February 14, 2018 and Form 4 filed on April 3, 2018.  Includes 150,000 common shares and 1.0 million non-voting shares beneficially owned directly by Patriot Financial Partners III, L.P. (“Patriot”); 9,255 common shares beneficially owned directly by Patriot Financial Manager, L.P., 118,542 common shares beneficially owned directly by W. Kirk Wycoff, 83,298 common shares beneficially owned directly by James J. Lynch and 1,164 common shares beneficially owned directly by James Deutsch.  Mr. Wycoff is the managing director of Patriot Financial Partners GP III, L.P, the general partner of Patriot, and Mr. Lynch and Mr. Deutsch are each members of Patriot Financial GP III, LLC, which is the general partner of Patriot Financial Partners GP, III, LP.  Mr. Wycoff is also the managing partner of Patriot Financial Manager, L.P.  Accordingly, securities owned by Patriot Financial Partners III, L.P. may be regarded as being beneficially owned by Patriot, Patriot Financial Partners GP III, L.P,  Patriot Financial GP III, LLC and each of W. Kirk Wycoff, James J. Lynch and James Deutsch. Securities owned by Patriot Financial Manager L.P. may be regarded as being beneficially owned by W. Kirk Wycoff and James J. Lynch.  Each of Messrs. Wycoff, Lynch and Deutsch disclaims beneficial ownership of the shares that Patriot beneficially owns, except to the extent of his pecuniary interest therein. Each of Messrs. Wycoff and Lynch disclaims beneficial ownership of the shares that Patriot Financial Manager, L.P. beneficially owns except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties
Our Audit Committee has the responsibility to review and approve or ratify all transactions, other than loans and extensions of credit, between the Company and related parties, including without limitation, fees and commissions for services, purchases or sales of assets, rental arrangements and any other financial arrangement.

As a banking institution, we are not subject to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits any issuer to extend, renew or arrange for the extension of credit in the form of a personal loan to or for any director or executive officer of that issuer.  However, any such loans we make must be:
•	made in the ordinary course of our consumer credit business;
•	of a type we generally make available to the public; and
•	made on market terms, or terms that are no more favorable than those offered by the issuer to the general public.

We have long-standing policies and procedures governing our extension of credit to related parties in compliance with the insider lending restrictions of Section 22(h) of the Federal Reserve Act or the Federal Reserve’s Regulation O. All loans to directors and executive officers or their affiliates are approved by the Board of Directors of Limestone Bank. As of December 31, 2017, we had loans to our executive officers and directors, the executive officers and directors of Limestone Bank, or the firms and corporations in which they have at least a ten percent beneficial interest totaling $9.4 million.

Our officers, directors and principal shareholders and their affiliates, as well as certain of the officers and directors of the Bank and their affiliates, have conducted banking transactions with the Bank from time to time, including investments in certificates of deposit.  All such investments have been made, and will continue to be made, only in the ordinary course of business of the Bank on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Transactions in Which Related Parties Have an Interest

Limestone Bank was party to a Real Estate Listing and Property Management Agreement with Hogan Development Company, an entity controlled by a director, W. Glenn Hogan.  The agreement, which expired on February 28, 2018, provided that Hogan Development Company would assist Limestone Bank in onboarding, managing, and selling the Bank’s other real estate owned.  This arrangement was reviewed and evaluated by the independent members of our Audit Committee at its inception in 2013 and again when the Board of Directors made its annual assessment of Mr. Hogan’s independence.  We paid real estate management fees of $20,000 and $56,000 and real estate sales and leasing commissions of $6,000 and $478,000 to Hogan Development Company in 2017 and 2016, respectively.
On March 30, 2018, the Company  completed a $14.950 million stock offering in a private placement (the “Private Placement”) to Patriot Financial Partners III, L.P. (“Patriot”), an accredited investor. W. Kirk Wycoff, a director of the Company, is a managing director of Patriot Financial Partners GP III, L.P., the general partner of Patriot.  The Private Placement included the sale of 150,000 common shares and 1,000,000  non-voting common shares at $13.00 per share. In connection with the Private Placement, on March 30, 2018, the Company and Patriot entered into a securities purchase agreement (the “Securities Purchase Agreement”). In addition to provisions relating to the sale of common shares and non-voting common shares, the Securities Purchase Agreement includes several continuing covenants made by the Company as well as customary representations, warranties, and indemnities.  The Company granted Patriot gross-up rights for a period not to exceed five years to maintain its relative ownership percentage with respect to public or non-public offerings of the Company’s common shares or any securities that are convertible into the Company’s common shares for so long as Patriot beneficially owns at least 50% or more of all securities purchased under the Securities Purchase Agreement, or 4.9% of the Company’s outstanding common shares. The gross-up rights are subject to exceptions for the issuance of securities (i) in connection with the Company’s employee stock incentive plans or (ii) as consideration in a merger, acquisition or similar transaction.

The Securities Purchase Agreement also grants Patriot the right to appoint a director to the Board of Directors of both the Company and Limestone Bank for so long as Patriot beneficially owns at least 50% or more of all the securities purchased under the agreement or 4.9% of the Company’s outstanding common shares . W. Kirk Wycoff currently serves on the Board and will continue in that capacity as Patriot’s representative. The Securities Purchase Agreement requires the Company to recommend to the shareholders the election of the board representative of Patriot to the Board at all subsequent annual meetings of the Company, subject to all legal and governance requirements regarding service as a director of the Company and the reasonable approval of the Nominating and Governance Committee. Patriot also has a right to have an observer attend board meetings of the Company or Limestone Bank. Pursuant to the Securities Purchase Agreement, the Company has also entered into a VCOC letter with Patriot regarding Patriot’s right to consult with the Company so long as it (or its affiliates) own shares of the Company acquired under the Securities Purchase Agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who own more than 10 percent of our common shares, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as “reporting persons,” are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that during 2017 all reporting persons complied with the filing requirements of Section 16(a).

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of our Board of Directors is responsible for developing specific policies regarding compensation of our executive officers, as well as evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based or other compensation plans, policies and programs, and implementing and administering all aspects of our benefit and compensation plans and programs.  Our Compensation Committee is currently comprised of Mr. Levy, Mr. Ray, Mr. Seifried, and Mr. Wycoff.

In 2017, all of the committee members met the independence requirements of the Nasdaq corporate governance rules and relevant federal securities laws and regulations.  We did not engage any compensation consultants to assist the Compensation Committee in determining the compensation paid to our executives in 2017.

Executive Compensation Philosophy and Objectives

Our philosophy for executive compensation is to attract, retain and reward excellent executives and align their interests with the interests of our shareholders.  To promote this philosophy, we have established the following objectives:
•
provide fair and competitive compensation to executives, based on their performance and contributions to our Company, that will attract, motivate and retain individuals who will enable our Company to successfully compete with other financial institutions in our markets;

•
provide incentives that reward executives for attaining predetermined objectives that promote and reward individual performance, Company financial performance, achievement of strategic goals and Company stock performance;

•	instill in our executives a long-term commitment and a sense of ownership through the use of equity-based compensation; and
•	ensure that the interests of our executives are aligned with our shareholders’ interests.

Overview

Since 2012 and 2013, when we recruited and assembled our current senior management team, we have entered into employment agreements with our senior executive officers that set forth the terms of their compensation arrangements.  In September 2016, we entered into new three-year employment agreements with each of our four named executive officers. The current employment agreements are described after the Summary Compensation Table under “Executive Compensation” below.

To induce talented and capable individuals to join our organization, we must offer a competitive compensation package including incentive compensation.  To that end, we provide an incentive compensation program for our executive officers that provides for cash and stock incentive awards to be earned upon on the attainment of annual targeted performance goals.  Stock awards typically vest over three to five years.

Executive Compensation Components
Our compensation program is comprised of three components:

•	A base salary that is competitive with levels paid by comparable financial institutions;
•	Annual incentive cash payments based on the attainment of targeted performance goals; and
•	Equity-based compensation, generally in the form of restricted stock awards, based on the attainment of targeted performance goals.

We provide a compensation package that is driven by our overall financial performance and is intended to be competitive with the public and non-public financial institutions in our market, thereby enabling us to attract and retain executives who we believe are critical to our future success.  The compensation strategy includes base salary compensation along with the opportunity for our CEO to earn cash incentive compensation of up to 50% of base salary and equity incentive compensation of up to 25% of base salary and the opportunity for our other named executives to earn cash incentive compensation of up to 25% of base salary and equity incentive compensation of up to 25% of base salary.  The Committee establishes the target percentage of compensation for each of the three components at the beginning of each year.

Base Salary.  When establishing base salaries for our executives, we consider the scope of executive responsibilities and publicly available information concerning the compensation paid to executives with similar levels of responsibility by other comparable public and non-public financial institutions in our market.  Although we do not attempt to set the salaries of our executives to fall within a certain percentage range compared to the salaries paid by other comparable institutions, we consider compensation data from comparable institutions to satisfy ourselves that the compensation we pay is competitive and sufficient to recruit and retain the talented employees our business depends upon to be successful.

The Committee reviewed 2016 publicly available national peer group data as compiled by SNL Financial in its 2017 Executive Compensation Review, the most recent data available, to ensure that our base salaries, and our incentive compensation that is determined as a percentage of base salary, were competitive with comparable financial institutions.  The publicly available data showed base salary and total compensation, which included base salary, annual bonus, other annual compensation, restricted stock awards, performance units and other compensation paid due to long-term incentive plans.  The peer groups were: (i) the 23 financial institutions in the Midwest with assets of $500 million to $1 billion, (ii) the 46 financial institutions in the Midwest with assets of $1 billion to $5 billion.  As of December 31, 2017, we had total assets of approximately $970.8 million.   Average assets for 2017 were approximately $948.0 million and average assets for 2016 were approximately $929.1 million.

The following table shows the median base salary for 2016 paid to chief executive officers, chief financial officers, chief operating officers, chief credit officers, and senior lending officers of the two peer groups described above:

Position	Median Base Salary of Midwest Financial Institutions with Assets of $500 million to $1 billion	Median Base Salary of Midwest Financial Institutions with Assets of $1 billion to $5 billion
CEO	$300,000	$429,288
CFO	184,166	246,524
COO	194,166	240,932
CCO	177,754	221,400
SLO	172,808	207,009

The following table shows the median total compensation for 2016 paid to chief executive officers, chief financial officers, chief operating officers, chief credit officers, and senior lending officers of the two peer groups described above:

Position	Median Total Compensation of Midwest Financial Institutions with Assets of $500 million to $1 billion	Median Total Compensation of Midwest Financial Institutions with Assets of $1 billion to $5 billion
CEO	$450,517	$864,736
CFO	266,382	398,718
COO	329,013	394,924
CCO	207,167	363,741
SLO	303,948	294,856

Cash and Equity Incentives.  Our cash and equity incentive plan awards cash and equity bonuses based on a weighted scoring of Company performance metrics across a range of pre-determined targets.  The five metrics are financial ratios customarily used to evaluate the performance of banks: net income, loan growth, non-interest expense control, core deposit growth, and asset quality. Equity incentive awards are generally granted between March and June each year when our financial results are final and we have all the data necessary to make the calculations. The Compensation Committee retains the discretion to assess our performance results and make adjustments it deems appropriate.

For 2017, the Compensation Committee set the maximum incentive compensation for our CEO at a maximum cash bonus of 50% of base salary and a maximum equity bonus at 25% of base salary.  The Committee set the maximum incentive compensation for our other named executive officers at a maximum cash bonus at 25% of base salary and a maximum equity bonus at 25% of base salary.

The incentive compensation earned under our incentive plan is a function of the weighted percentage allocated to each of five financial metrics for the Bank’s performance.  The weighted percentages for 2017 were as follows: (i) pre-tax net income – 30%; (ii) loan growth – 20%; (iii) non-interest expense – 15%; (iv) core deposit growth – 20%; and (v) the ratio of classified assets to capital – 15%.  For each metric, a range of results is established, with a threshold level required to earn 25% of the weighted percentage and a level at which the entire weighted percentage would be earned.  The sum of the resulting percentages is then multiplied against the maximum cash and equity bonus amounts. The following table shows the performance range from threshold to maximum incentive for each of the five metrics for 2017, as well as the results attained in 2017.

Metric (dollar amounts in millions)	Threshold	Maximum	2017 Results

Pre-tax net income (1)	> $7.1	$8.6	$8.4
Loans	> $665.0	$700.0	$712.1
Non-interest expense	< $29.45	$27.2	$29.1
Core deposits	> $420.0	$472.0	$424.0
Classified assets to capital	< 30%	15%	19.7%

(1)	Excludes gain on sale of securities, other than temporary impairment charges and non-recurring items as determined at the discretion of the Compensation Committee.

For 2017, the Compensation Committee determined that our CEO qualified to receive cash and equity incentive compensation equal to 31% and 16% of base salary, respectively, and that our three named executive officers qualified to receive cash and equity incentive compensation equal to 18% and 18% of base salary, respectively.  In determining the incentive compensation for the three named executive officers reporting to Mr. Taylor, the Committee exercised its discretion to increase the incentive from 16% as achieved in the 2017 plan to 18% based upon Mr. Taylor’s performance recommendations.

For 2018, the Compensation Committee set the maximum cash incentive award at 50% of base salary for our CEO and at 25% of base salary for our other named executive officers. It set the maximum equity award at 25% of base salary for both the CEO and the other named executives. The incentive compensation for 2018 will be a function of the weighted percentage allocated to each of five financial metrics for the Bank’s performance.  The weighted percentages for 2018 are as follows: (i) pre-tax net income – 30%; (ii) loan growth – 20%; (iii) non-interest expense – 15%; (iv) core deposit growth – 25%; and (v) the ratio of classified assets to capital – 10%.

Metric (dollar amounts in millions)	Threshold	Maximum

Pre-tax net income (1)	> $10.25	$12.50
Loans	> $770.0	$800.0
Non-interest expense	< $27.75	$26.25
Core deposits	> $482.0	$527.0
Classified assets to capital	< 18%	12%

(1)	Excludes gain on sale of securities, other than temporary impairment charges and non-recurring items as determined at the discretion of the Compensation Committee.

Other Benefits

Supplemental Executive Retirement Plan.  In 2004, the Bank established a Supplemental Executive Retirement Plan (SERP) to provide additional benefits for certain key officers.  The SERP was designed to provide monthly retirement income for 10 years equal to 30% of the participant’s age 62 projected salary at the inception of the plan.  Benefit vesting began after five years of service and full vesting occurred after ten years of service.  In addition, the plan provided benefits for early termination (other than by death or for cause).

On January 24, 2018, the Board of Directors took irrevocable corporate action to terminate this plan.  The termination was effective January 31, 2018.  Former employees receiving early termination benefits under the plan will continue to receive the same monthly benefit until the liquidation date of February 1, 2019, at which time the remaining vested benefit under the plan will be distributed, net of tax withholding, to each participant.  Phillip W. Barnhouse is the only executive officer in the plan remaining in active service to the Company.  He will receive a payment, net of tax withholding, equal to his vested benefit at the time of liquidation, which is estimated to be $248,000 on the liquidation date.

The estimated cost of the plan was accrued over the period of active employment of the participants, of which there were seven. As of December 31, 2017, $1.3 million was accrued as a liability for the plan, and the amount charged to operations in 2017 totaled $121,000.  In order to provide earnings to offset plan expenses, life insurance was purchased on the plan participants.  As of December 31, 2017, the cash surrender value of company owned life insurance was approximately $15.2 million.  Income earned from the cash surrender value of the life insurance totaled $412,000 in 2017.

401(k) Plan. All of our full and part-time employees, including our named executive officers, are eligible to participate in our 401(k) Plan after 90 days of employment.  Employees may contribute a portion of their compensation up to the limitations imposed by federal tax laws. In 2017, we made matching contributions equal to 50% of the participants’ first 4% of deferred compensation contribution.  We have the discretion to make an additional contribution each plan year.  No discretionary contributions were made in 2017.

Compensation Risk Assessment

The Compensation Committee evaluates annually whether the Company’s compensation policies and practices could create risks that are reasonably likely to have a material adverse effect on the Company.  As part of its assessment, the Committee reviews its previously established compensation objectives, which are:

•	Incentive compensation must be sufficiently competitive to attract and retain talented employees who can contribute to the Company's future success;

•
Compensation should be allocated among equity and cash incentives based on the specific role of the employee. A significant portion of compensation should be performance-based for higher levels of responsibility;

•	A significant portion of senior level compensation should be equity grants with multi-year vesting periods that align the interests of our senior officers with the interests of shareholders;

•	Performance measures should not be so difficult to achieve that they fail to provide an adequate incentive for the employee to perform, and the metrics should be measurable and enforceable; and

•
Performance measures should be tailored to encompass performance of both individuals and business units, considering business objectives and other factors such as revenue production, expertise, compliance with corporate policies, and leadership.

The Compensation Committee then identifies and evaluates possible risks that might arise from the Company’s current compensation policies and practices. These considerations include:

•	Whether incentive features could encourage the manipulation of reported earnings to increase compensation;

•
Whether incentive features could encourage a lender to promote a loan transaction that is not in the Company’s best interest and could result in the borrower subsequently becoming insolvent or otherwise unable to meet its financial obligations;

•	Whether compensation policies appropriately encourage the identification and correction of possible weaknesses in operations, data security and internal controls or systems;

•	Whether compensation policies appropriately emphasize compliance with legal rules, regulations or guidelines issued by banking regulators;

•
Whether compensation practices could expose the Company and the Board to criticism from regulators, shareholders, customers and the public and risk opposition to proposals regarding executive compensation and/or share availability; and

•	Whether compensation policies create risks that could endanger the Company's existence as an ongoing enterprise.

In its most recent review, the Compensation Committee concluded that the Company’s current compensation policies and practices did not create undue risks for a community bank of its size whose principal source of revenue is net interest income.  The performance measures used for senior management include incentives to encourage growth in core deposits and quality loan production, as well as incentives for reducing classified assets to encourage prudent banking practices. The Compensation Committee also reviews and adjusts the performance measures and their relative weighting annually, based on the Company’s financial condition and the past year’s results, strategic planning, market conditions and trends in the current banking environment.

COMPENSATION COMMITTEE REPORT

Porter Bancorp’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the foregoing Compensation Discussion and Analysis disclosure be included in this proxy statement.

The Committee certifies: (1) it has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of Porter Bancorp; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Porter Bancorp; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Porter Bancorp to enhance the compensation of any employee.

The Compensation Committee
Michael T. Levy, Chairman
Bradford T. Ray
Dr. Edmond J. Seifried
W. Kirk Wycoff

EXECUTIVE COMPENSATION

The following table discloses the compensation received by Porter Bancorp’s Chief Executive Officer, Chief Financial Officer, and the other most highly paid executive officers (these four individuals are referred to as the “named executive officers”) during the year ended December 31, 2017.

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Award(1,2)	Non-Equity Incentive Plan Compensation(3)	Change in Nonqualified Deferred Compensation Earnings(4)		All Other Compensation(5)	Total
John T. Taylor President and CEO	2017 2016 2015	$412,019 381,731 375,000	$66,428 40,000 409,900	$132,855 80,000 31,650	$	- - -	$7,332 7,332 7,332	$618,634 509,063 823,882

John R. Davis Chief Credit Officer	2017 2016 2015	253,654 245,961 235,000	45,000 37,500 162,234	45,000 37,500 19,834		- - -	6,852 6,852 5,700	350,506 327,813 422,768

Joseph C. Seiler Head of Commercial Banking	2017 2016 2015	243,508 237,308 230,000	45,000 36,000 121,762	45,000 36,000 19,412		- - -	6,748 6,659 5,600	340,256 315,967 376,774

Phillip W. Barnhouse Chief Financial Officer	2017 2016 2015	243,508 235,962 225,000	45,000 36,000 107,990	45,000 36,000 18,990		24,579 23,151 21,806	7,035 6,109 5,725	365,122 337,222 379,511

(1)
Includes restricted stock granted on March 26, 2015, described in footnote (2), and restricted stock granted as equity incentive compensation on June 1, 2016 and March 22, 2017, based on prior year financial results. The grant date fair value for the June 1, 2016 stock awards was $9.10 per share and for the March 22, 2017 stock awards was $9.44 per share. Equity incentive payments for 2017 will be issued on or about June 1, 2018 in restricted common shares with a unit count based on the closing price of the shares on the date of grant.

(2)
On March 26, 2015, we modified the equity compensation arrangements with our senior management team to restore the incentive that was intended when equity grants were included in their original employment agreements. The Compensation Committee and the named executive officers mutually agreed to terminate the restricted stock awards made in 2012, 2013, and 2014, because those shares became subject to permanent restrictions on transfer when the U.S. Treasury sold our preferred stock at a substantial discount in a public auction in 2014. The Company made new service-based restricted stock awards to our named executive officers that vest over four years, with one-third of the shares vesting on the second, third, and fourth anniversaries of the grant date. The grant date fair value per share for each restricted stock award granted in 2015 to each of the named executive officers was $4.45. The terminated restricted stock awarded to Mr. Taylor had grant date fair values of $34,349, $187,640, and $83,171 in 2014, 2013, and 2012, respectively. The terminated restricted stock awarded to Mr. Davis had grant date fair values of $99,361 and $48,130 in 2013 and 2012, respectively. Mr. Davis was not awarded restricted stock in 2014. The terminated restricted stock awarded to Mr. Seiler had grant date fair values of $51,840 and $78,200 in 2014 and 2013, respectively. The terminated restricted stock awarded to Mr. Barnhouse had a grant date fair value of $85,000 in 2013. Mr. Barnhouse was not awarded restricted stock in 2014 or 2012. Grant date fair values for restricted stock awarded in 2014 and 2013 and subsequently terminated have been omitted from the table.

(3)	Our cash and equity incentive plan is discussed in further detail under “Compensation Discussion and Analysis -- Executive Compensation Components -- Cash and Equity Incentives.”

(4)
The amounts reflect the increase in the present value of Supplemental Executive Retirement Benefit accrual from the previous year for the named executive officer’s benefit. Please see the Pension Benefits table for an explanation of benefits and disclosure of present value of accumulated benefit as of December 31, 2017.

(5)	All other compensation for the named executive officers is set forth below:

Name	Vehicle Allowance	401(k) Matching Contribution	H S A Matching Contribution	Life Insurance Premiums Paid for Benefit of Employee	Total Other Compensation

John T. Taylor	$-	$5,300	$1,000	$1,032	$7,332

John R. Davis	-	5,300	1,000	552	6,852

Joseph C. Seiler	-	5,214	1,000	534	6,748

Phillip W. Barnhouse	-	4,870	1,000	1,165	7,035

Employment Agreements

The terms of the employment agreements with our named executive officers are summarized below.

Term. Each of the employment agreements has an initial three-year term expiring September 21, 2019. Prior to the second annual anniversary of the effective date, and prior to each annual anniversary thereafter, the Board of Directors of each of the Company and the Bank may approve a one-year extension of the term of the agreement following a review of the executive’s performance, subject to the receipt of any required bank regulatory consents. The Board of Directors must give the executive written notice of any decision not to extend the term not less than 30 days before the next applicable anniversary of the effective date, in which case the agreement will terminate at the conclusion of its remaining term.

Base salary. The initial annual base salaries of our executive officers are shown below:

John T. Taylor	$400,000
John R. Davis	250,000
Joseph C. Seiler	240,000
Phillip W. Barnhouse	240,000

Mr. Taylor’s employment agreement provided for a  base salary increase to $425,000 effective July 1, 2017, and to $450,000 effective July 1, 2018.  The Board of Directors may increase an executive’s base salary from time to time, but may only decrease it with his express written consent.

Incentive Compensation. The named executives are eligible to receive cash and equity incentive compensation as described in “Compensation Discussion and Analysis -- Executive Compensation Components – Cash and Equity Incentives.”

Termination of employment.  The employment agreements provide that if the executive’s employment is terminated for one of the following reasons, he will have no right to compensation or other benefits for any period after the date of termination:
•	termination for “Cause”;
•	as a result of disability, retirement or death; or
•	by the executive other than for “Good Reason.”

The executive will be entitled to a cash severance payment if the executive’s employment is terminated for one of the following reasons:
•	by the Company other than for Cause, disability, retirement or death;
•	by the executive for Good Reason; or
•	by the Company for other than Cause, disability, retirement or death within six months following the expiration of the term of the agreement.

For Messrs. Davis, Seiler and Barnhouse, the cash severance payment would equal one times the executive’s then current annual base salary. For Mr. Taylor, the amount of the cash severance would be one times his then current annual base salary if the termination is not concurrent with or within 24 months after a Change in Control, or if the Company or the Bank were deemed to be in “troubled condition” under federal banking laws at the time of termination.  If the termination were concurrent with or within 24 months after a Change in Control, and neither the Company nor the Bank is deemed to be in “troubled condition” at the time, then Mr. Taylor’s severance payment would be 2.99 times his average amount of base salary received during the three most recent calendar years immediate preceding the date of termination.

The employment agreements define “Change in Control” as a change in the ownership of the Company or the Bank, a change in the effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

The obligation of the Company and the Bank to pay the severance amount is subject to several conditions, including the executive’s execution of a general release of claims and a determination that the executive has not committed any fraudulent act or omission or any breach of fiduciary duty, is not substantially responsible for the insolvency or troubled condition of the Company or the Bank, and has not materially violated any applicable federal or state banking law or regulation, or violated certain other provisions of federal law.

The employment agreements define “Cause” as termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final consent or cease-and-desist order or material breach of any provision of the agreement.

“Good Reason” is defined as any material change in the Metro Louisville, Kentucky location at which the executive must perform his services or any material breach of the employment agreement by the Company and the Bank, including:
•	a material diminution in the executive’s base compensation,
•	a material diminution in his authority, duties or responsibilities, or
•	any change in the executive’s reporting duties.

Prior to any termination for Good Reason, the executive must provide written notice within 90 days of the initial existence of the condition, and the Company and the Bank will have the right to remedy the condition within 30 days of receipt.

Restrictive covenants.  The employment agreements include covenants not to compete with the Company and the Bank and not to solicit their employees and customers for a period of 12 months after termination of employment unless the executive’s employment is terminated in connection with or following a Change in Control of the Company or the Bank (as defined under Section 409A of the Internal Revenue Code and the regulations thereunder).  The agreements also include covenants to maintain the confidentiality of the confidential information of the Company and the Bank other than in the course of performing services for them.

Grants of Plan-Based Awards

The following table details all non-equity and equity awards granted in 2017 under our incentive compensation plan to each of the officers named in the “Summary Compensation Table”.

Equity grants are issued under the Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan. Although the Plan authorizes both stock options and restricted stock grants, the Company currently awards only restricted stock.  The criteria for earning cash and restricted stock awards are more fully described in “Compensation Discussion and Analysis.”

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Possible Payouts Under Equity Incentive Plan Awards (1,2)		All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Maximum	Threshold	Maximum	or Units	Awards (2)

John T. Taylor	3/22/17	$7,520	$200,000	398	10,593	n/a	$40,000

John R. Davis	3/22/17	2,350	62,500	249	6,621	n/a	37,500

Joseph C. Seiler	3/22/17	2,256	60,000	239	6,356	n/a	36,000

Phillip W. Barnhouse	3/22/17	2,256	60,000	239	6,356	n/a	36,000

(1)
Under our incentive plan for 2017, the maximum cash incentive award and the maximum equity incentive award that the named executive officers (other than Mr. Taylor) can earn are each 25% of base salary based upon the attainment of the highest level for all five financial metrics. Mr. Taylor can earn a maximum cash incentive award of 50% of base salary and the maximum equity incentive award of 25% of base salary. The threshold cash and equity incentive award represents attainment of only the minimum level for the lowest weighted financial metric.

(2)	The grant date fair value for the March 22, 2017 stock awards was $9.44 per share.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock awards at December 31, 2017.  None of our named executive officers had outstanding options as of that date.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (4)

John T. Taylor	56,666	(1)	$811,457	3,478(2)	$49,805
				4,237(3)	60,674
John R. Davis	21,333	(1)	305,489	2,180(2)	31,218
				3,972(3)	56,879
Joseph C. Seiler	15,333	(1)	219,569	2,134(2)	30,559
				3,814(3)	54,616
Phillip W. Barnhouse	13,333	(1)	190,929	2,087(2)	29,886
				3,814(3)	54,616

(1)	Restricted shares granted on March 26, 2015. One-third of the shares vests on the second anniversary date of grant and one-third on each of the next two anniversary dates of the grant.

(2)	Restricted shares granted on June 1, 2016. One-third of the shares vests on the second anniversary date of grant and one-third on each of the next two anniversary dates of the grant.

(3)	Restricted shares granted on March 22, 2017. One-third of the shares vest over three years on each anniversary date of the grant.

(4)	Based on the $14.32 per share closing price of Porter Bancorp, Inc. common shares on December 31, 2017.

Stock Vested and Options Exercised

The following table shows stock awards that vested during 2017.  None of our named executive officers hold stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
John T. Taylor	28,334	$265,490

John R. Davis	10,667	$99,950

Joseph C. Seiler	7,667	$71,840

Phillip W. Barnhouse	6,667	$62,470

(1) One-third of the restricted shares awarded on March 26, 2015 vested on March 26, 2017.
(2) Based on the closing price of $9.37 per share of the common shares at March 26, 2017.

Pension Benefits

The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the supplemental executive retirement plan (SERP) adopted by the Bank in July 2004.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits (1)		Payments During Last Fiscal Year
Phillip W. Barnhouse	Supplemental executive retirement plan	n/a	$	$$$ $233,587	$-

(1)
Reports the present value of the obligation to each executive upon retirement at age 62 as of the end of the fiscal year.  The plan is designed to provide monthly retirement income to the executive for ten years equal to 30% of his projected salary at age 62.  This projected salary was determined at plan inception.  The present value utilizes a discount rate of 6%.  The supplemental executive retirement plan is discussed in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Potential Payments upon Termination or Change-in-Control

The employment agreements with each of our executive officers provide that the executive would currently be entitled to receive a lump sum cash severance payment upon termination of employment other than for Cause or due to retirement, death or disability, as described above under Employment Agreements – Termination of Employment.

The market value of unvested restricted shares held by our executive officers as of December 31, 2017, which shares would vest upon a change-in-control of the Company, is shown in the table under “Outstanding Equity Awards at Fiscal Year-End,” above.

Mr. Barnhouse, the remaining active executive participant in the SERP, is entitled to certain benefits under that Plan upon retirement or other termination of employment.  Upon a change of control followed within 36 months by the voluntary or involuntary termination of employment, a plan participant will receive a lump sum payment equal to the present value of the obligation such participant would be entitled to receive upon retirement at age 62.  A change of control is defined under the Plan as (a) the acquisition of 50% or more of our capital stock, (b) the replacement of a majority of our directors during any twelve-month period by directors whose appointment or election was not endorsed by a majority of the directors prior to the date of such appointment or election, or (c) the adoption of a merger, consolidation or reorganization plan by the Board of Directors in which the Company is not the surviving entity.  Under this change of control provision, Mr. Barnhouse would have received a lump sum payment equal to $336,645 if terminated on December 31, 2017 and a change of control of the Company had occurred within three years prior to such date.  The SERP is described in further detail under the heading “Other Benefits” in the Compensation Discussion and Analysis section.

Except for the benefits described in this section and as described above under Employment Agreements – Termination of Employment, and the automatic vesting of outstanding restricted stock upon a change of control, we have no agreements or understandings with our executive officers that provide for payments upon termination of employment or a change-in-control of our Company.

EQUITY PLAN INFORMATION

The following table provides information about our equity compensation plans as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)

Equity compensation plans approved by shareholders	—	n/a	27,834

Equity compensation plans not approved by shareholders	n/a	n/a	n/a

Total	—	—	27,834

(1)	There were 27,834 shares remaining available for issuance under our 2016 Stock Incentive Plan as stock options or restricted stock grants at December 31, 2017..

PROPOSAL 2:   ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our compensation policies and decisions are designed to promote the Company’s business strategies and the interests of its shareholders by providing incentives needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.

We are required to submit a proposal to shareholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation practices described in this proxy statement. At our 2015 annual meeting of shareholders, shareholders approved holding this advisory vote every year. Accordingly, the following resolution is submitted for shareholder vote at the 2018 Annual Meeting:

“RESOLVED, that the shareholders of Porter Bancorp, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2018 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in that proxy statement and other related tables and disclosures.”

As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program. Proxies submitted to us without instructions will be voted “FOR” the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

The Board of Directors recommends that shareholders vote “FOR” the approval, on an advisory basis, of the compensation of its named executive officers, as disclosed in this proxy statement.

PROPOSAL 3:  VOTE TO CHANGE THE NAME OF THE COMPANY FROM PORTER BANCORP, INC. TO LIMESTONE BANCORP, INC.

The Board of Directors has approved and recommends that shareholders approve an amendment to Article I of our Amended and Restated Articles of Incorporation to change the name of the Company from Porter Bancorp, Inc. to Limestone Bancorp, Inc.  As amended, Article I will read:

ARTICLE I – NAME

The Corporation’s name shall be Limestone Bancorp, Inc.

Reasons for and Effect of Amendment

The Company’s primary business is functioning as a bank holding company.  The proposed name change will allow the Company to remain closely identified with our bank subsidiary.

Effective February 20, 2018, the Bank changed its name from PBI Bank, Inc. to Limestone Bank, Inc.  We believe the new name recognizes the Bank’s Kentucky roots, which can be traced back more than 110 years, and allows us to update our brand to set the tone for the future.

If shareholders approve changing the Company’s name to Limestone Bancorp, Inc., we plan to file Articles of Amendment to the Articles of Incorporation with the Kentucky Secretary of State promptly following the Annual Meeting, at which time the name change will become effective.  With the name change, the Company intends to change the symbol under which the Company's securities are listed on Nasdaq to LMST, and a new CUSIP number will be assigned  to the Company’s securities.  The validity of currently outstanding stock certificates will not be affected by our name change.  You will not be required to surrender or exchange your stock certificates.  As shares are transferred, new certificates issued will bear the name “Limestone Bancorp, Inc.” and our new CUSIP number.

The Board of Directors recommends that shareholders vote “FOR” the approval of the amendment to our Articles of Incorporation to change the name of the Company.

PROPOSAL 4:  VOTE TO EXTEND NOL PROTECTIONS
RESTRICTING CERTAIN TRANSFERS OF SHARES TO PRESERVE TAX BENEFITS

Background

Our previous business operations generated significant net operating losses and other tax benefits (collectively, “NOLs”). Under federal tax laws, we generally can use our NOLs and certain related tax credits to reduce ordinary income tax paid in our prior two tax years or on our future taxable income for up to 20 years, at which time they “expire” for such purposes. Until they expire, we can “carry forward” NOLs and certain related tax credits that we do not use in any particular year to offset taxable income in future years.

As of December 31, 2017, we recorded $31.313 million of net deferred tax assets related to our NOLs that we have generated but not yet realized for federal tax purposes. While we cannot estimate the exact amount of NOLs that we can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe our NOLs are a very valuable asset.

The benefits of our NOLs would be reduced, and our use of the NOLs would be substantially delayed if we experience an “ownership change” as determined under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) ( Section 382 ). Under Section 382, an “ownership change” occurs if, over a rolling three-year period, there has been an aggregate increase of 50 percentage points or more in the percentage of our common shares owned by one or more of our “5-percent stockholders” (as determined under the rules of Section 382 of the Code and the regulations and guidance thereunder). For purposes of Section 382, our voting and non-voting common shares are treated collectively and referred to as “common stock” or “stock.”

If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of our NOLs expiring unused. This would significantly impair the value of our NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that we could experience an ownership change.

After careful consideration, the Board of Directors implemented a two-step approach in 2015 to preserve the benefits of our NOLs for long-term shareholder value:

First, the Company adopted a Tax Benefits Preservation Plan (the “Preservation Plan”) that took effect on June 25, 2015. The Preservation Plan is designed to deter transfers of our common stock that could result in an ownership change.

Second, the Board proposed and, at a special meeting of shareholders held on September 23, 2015, the shareholders approved an amendment to the Company’s Articles of Incorporation designed to block transfers of our common stock which could result in an ownership change (the “NOL Protections”).  The purpose of the NOL Protections is to assist us in protecting the long-term value to the Company of its accumulated NOLs by limiting direct or indirect transfers of our common stock that could affect the percentage of stock that is treated as being owned by a holder of 5.0% of our stock. In addition, the NOL Protections include a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases.  The NOL Protections became effective when we amended our Articles of Incorporation on September 23, 2015 to include them as a new Article VIII.  By their terms, the NOL Protections are scheduled to expire on September 23, 2018.
Proposed Amendment Extending the NOL Protections

The Board of Directors has approved and recommends that shareholders approve an amendment to Article VIII of our Amended and Restated Articles of Incorporation to extend the outside expiration date of the NOL Protections from September 23, 2018 to May 23, 2021 (we refer to this amendment as the “Extension Amendment”).  If the Extension Amendment is approved by our shareholders, the definition of “Expiration Date” in in Section 1(i) of Article VIII will be amended and restated in its entirety to read as follows:

(i) “Expiration Date” means the earlier of (i) the close of business on May 23, 2021, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VIII.

The complete copy of the text of Article VIII, as amended and restated to reflect the Extension Amendment, is included as Appendix A to this Proxy Statement.  The extension of the expiration date is the only change that is being proposed to the original NOL Protections included in the amendment to our Articles of Incorporation approved by shareholders in 2015.

The reasons for the NOL Protections, and why the Board of Directors is recommending extending them, are discussed above under “Background.”  It is important to note that neither the NOL Protections in Article VIII of our Amended and Restated Articles of Incorporation nor the Tax Benefits Preservation Plan we currently have in place offers a complete solution, and an ownership change may occur even if the NOL Protections are extended. There are limitations on the enforceability of the NOL Protections against shareholders not voting to adopt or extend them, that may allow an ownership change to occur, and the Preservation Plan may deter, but ultimately cannot block, transfers of our common stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board believes that both measures are needed and that they will serve as important tools to help prevent an ownership change under Section 382 that would materially inhibit our ability to use our NOLs to reduce our future income tax liability. The Board believes it is in our and our shareholders’ best interests to approve the proposed amendment to our Amended and Restated Articles to extend the NOL Protections to help avoid this result.

Accordingly, the Board of Directors strongly recommends that shareholders approve the proposed Extension Amendment to extend the NOL Protections in our Articles of Incorporation.

Description of the NOL Protections in Article VIII

The following description of the NOL Protections that will be extended with the proposed Extension Amendment is qualified in its entirety by reference to the full text of the NOL Protections contained in Article VIII of our Articles of Incorporation.  The complete text of Article VIII, as amended and restated to reflect the Extension Amendment, can be found in the accompanying Appendix A. Please read the Appendix in its entirety, as the discussion below is only a summary.

If the Extension Amendment is not approved by shareholders, these NOL Protections will expire on September 23, 2018.

Prohibited Transfers

The NOL Protections generally restrict any direct or indirect transfer (such as transfers that result from the transfer of interests in other entities that own our common stock) if the effect is to:

•	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5.0% to 5.0% or more of our common stock; or

•	increase the ownership percentage of a Person owning or deemed to own 5.0% or more of our common stock (which includes, without limitation, the Company and its affiliates).

“Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our common stock would exceed the 5.0% thresholds discussed above, or to Persons whose direct or indirect ownership of our common stock would by attribution cause another Person to exceed that threshold. Complicated stock ownership rules prescribed by the Code (and regulations thereunder) will apply in determining whether a Person is a 5.0% stockholder under the NOL Protections. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our common stock owned directly or indirectly by the public group and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our common stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our common stock. The NOL Protections includes the right to require a proposed transferee, as a condition to registration of a transfer of our common stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our common stock.

These transfer restrictions may result in the delay or refusal of certain requested transfers of our common stock, or prohibit ownership (thus requiring dispositions) of our common stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our common stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our common stock to the extent that the creation, transfer or exercise of the option would, in certain circumstances, result in a proscribed level of ownership.

Consequences of Prohibited Transfers.

So long as the NOL Protections remain in effect, any direct or indirect transfer attempted in violation of the NOL Protections will be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our common stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) will not be recognized as the owner of the shares owned in violation of the NOL Protections for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such common stock, or in the case of options, receiving our common stock in respect of their exercise. In this Proxy Statement, shares of our common stock that are purportedly acquired in violation of the NOL Protections are referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to such excess stock. Our agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the NOL Protections. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount such person otherwise would have been entitled to retain had our agent sold such shares).

To the extent permitted by law, any shareholder who knowingly violates the NOL Protections will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in our ability to use our NOLs and any professional fees incurred in connection with addressing such violation.

A different procedure applies with respect to any transfer of common stock that does not involve a transfer of our “securities” within the meaning of Kentucky law, but would cause any shareholder of 5.0% or more of our stock to violate the NOL Protections. In such a case, the shareholder and/or any person whose ownership of our securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause the shareholder not to be in violation of the NOL Protections. Those securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the shareholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.

Public Groups Modification and Waiver of Transfer Restrictions.

To facilitate sales by shareholders into the market, the NOL Protections permit otherwise prohibited transfers of our common stock where the transferee is a “public group,” as defined. These permitted transfers include transfers to new public groups that would be created by the transfer and would be treated as a 5.0% shareholder.

In addition, our Board has the discretion to approve a transfer of our common stock that would otherwise violate the transfer restrictions (including, without limitation, a transfer to the Company and its affiliates) if it determines that the transfer is in our and our shareholders’ best interests. If the Board of Directors decides to permit such a transfer, that transfer or later transfers may result in an ownership change which could limit our use of our NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of our federal tax benefits pursuant to Section 382. In addition, the Board may request relevant information from the acquirer and/or selling party in order to determine compliance with the NOL Protections or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of the NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors is authorized to modify the applicable allowable percentage ownership interest (currently 5.0%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that any such action is reasonably necessary or advisable to preserve the NOLs or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the SEC or such other method of notice as our Secretary shall deem appropriate.

The Board of Directors may establish, modify, amend or rescind our Bylaws, regulations and procedures for purposes of determining whether any transfer of common stock would jeopardize our ability to use our NOLs.
Implementation and Expiration of the NOL Protections

We intend to enforce the restrictions in the NOL Protections to preserve the future use of our NOLs so long as the NOL Protections remain in effect. We include a legend reflecting the transfer restrictions included in the NOL Protections on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common stock in uncertificated form and to disclose such restrictions to the public generally.

If our shareholders adopt the Extension Amendment, we intend to file the Extension Amendment Protections promptly with the Office of the Kentucky Secretary of State, whereupon the change in the outside expiration date of the NOL Protections from September 23, 2018 to May 23, 2021 will become effective.

Please note the transfer restrictions contained in the NOL Protections will expire prior to the outside expiration date if any of the following occur: (i) the repeal of Section 382 or any successor statute if our Board determines that the NOL Protections are no longer necessary or desirable for the preservation of our NOLs, (ii) the close of business on the first day of our taxable year as to which the Board determines that none of our NOLs may be carried forward, and (iii) such date as the Board otherwise determines that the NOL Protections are no longer necessary for the preservation of our NOLs. The Board of Directors may also accelerate or extend the expiration date of the NOL Protections in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve the NOLs or that continuation of the restrictions contained in the NOL Protections is no longer reasonably necessary for the preservation of the NOLs.
Effectiveness and Enforceability

Although the NOL Protections are intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even with the NOL Protections in place given that:

•	Our Board can permit a transfer to an acquiror that results or contributes to an ownership change if it determines that such transfer is in our and our shareholders’ best interests.

•
A court could find that part or all of the NOL Protections are not enforceable, either in general or as to a particular fact situation. Under the laws of the Commonwealth of Kentucky, our jurisdiction of incorporation, a corporation may restrict the transfer of shares for any reasonable purpose. Kentucky law provides that transfer restrictions like those contained in the NOL Protections are effective as to shares issued before the restrictions were adopted that voted in favor of the restrictions and are effective as to transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We have caused our common stock issued after the effectiveness of the NOL Protections became effective on September 23, 2015 to be issued with the relevant transfer restriction conspicuously noted on the stock certificates representing newly issued shares so that those shares are subject to the transfer restriction. We also include notice of the transfer restrictions when new stock certificates are issued when shares are transferred and disclose the transfer restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protections, we take the position that all shares issued before the effectiveness of the NOL Protections that are proposed to be transferred were voted in favor of the NOL Protections, unless the contrary is established. We intend to take a similar position with respect to the Extension Amendment.  We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protections or the Extension Amendment, unless a shareholder establishes that the shares were not voted in favor of the NOL Protections and, if adopted at the Annual Meeting, the Extension Amendment. Nonetheless, a court could find that the NOL Protections (with or without the Extension Amendment) are unenforceable, either in general or as applied to a particular shareholder or fact situation.

•
Despite the adoption of the NOL Protections, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Protective Amendment is extended. However, the Board has also adopted the Tax Benefits Preservation Plan, which is intended to act as a deterrent to any person acquiring more than 5.0% of our stock and endangering our ability to use our NOLs.

As a result of these and other factors, the NOL Protections serves to reduce, but does not eliminate, the risk that we will undergo an ownership change.
Section 382 Ownership Change Determinations

The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•
All shareholders who each own less than 5.0% of our common stock are generally (but not always) treated as a single “5-percent stockholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among shareholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent stockholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent stockholder” may result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
Our redemption or buyback of our common stock may increase the ownership of any Section 382 “5-percent stockholders” (including groups of shareholders who are not themselves 5-percent stockholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent stockholder,” resulting in a 5.0% (or more) change in ownership.

The Tax Benefits Preservation Plan

On June 24, 2015, the Board of Directors authorized the adoption of a Tax Benefits Preservation Plan by the Company and declared a dividend of one preferred stock purchase right (each a “Right” and collectively, the “Rights”) for each of the Company’s outstanding common shares and non-voting common shares. The dividend was payable to holders of record as of the close of business on July 10, 2015. As used in the Plan, the term “Common Stock” means (i) the Company’s common shares with respect to a holder of Common Shares, and (ii) the Company’s non-voting common shares with respect to a holder of Non-Voting Common Shares. In accordance with the Preservation Plan, the Company has also issued a Right for each share of common stock issued since the Preservation Plan was adopted.

The Plan provides for a 5% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 5% or more of the outstanding Common Stock without the prior approval of the Board, which could cause an ownership change under Section 382 and jeopardize our ability to use our NOLs to reduce our future income tax liability.

The Board of Directors is considering an extension of the outside expiration date of the Tax Benefits Preservation Plan from June 29, 2018 to June 30, 2021.  A copy of the Tax Benefits Preservation Plan, as originally adopted by our Board, is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 29, 2015, and Amendment No. 1 to the Preservation, dated June 25, 2015, is filed as Exhibit 4.2 to the Company’s Quarterly Report on 10-Q filed August 5, 2015.  The following description is qualified in its entirety by reference to the full text of the Preservation Plan.  Shareholders are not being asked to approve the Preservation Plan.

Please note:  this description includes adjustments our Board of Directors has made to the purchase price payable upon exercise of a Right, the redemption price at which a Right can be redeemed and the number of preferred shares issuable upon exercise of a Right for the 1-for-5 reverse stock split of our common shares that took effect on December 16, 2016 (the “2016 reverse stock split”).  Section 9(a) of the Preservation Plan requires the Board to make adjustments to preserve the actual or potential economic value of the Rights in the event of a change in our common shares such as a reverse stock split.
Exercise

As adjusted for the 2016 reverse stock split, each Right entitles the registered holder to purchase from the Company five one-thousandth of one Series G Participating Preferred Share of the Company (the “Preferred Stock”), at a purchase price equal to $50.00, subject to adjustment (the “Purchase Price”).

The Rights are not exercisable before a Distribution Date. After a Distribution Date, each Right is exercisable to purchase five one-thousandth of a share of Preferred Stock for the Purchase Price. Distribution Date means the earlier of:

•	the 10th business day after the first public announcement that any person or group has become an Acquiring Person (as defined below); and

•
the 10th business day after the date of the commencement of a tender or exchange offer by any person which would or could, if consummated, result in such person becoming an Acquiring Person, subject to extension by the Board.

Flip-In

If any person or group becomes a “5-percent shareholder” (an “Acquiring Person”) (subject to certain exceptions described in the Plan), then on a Distribution Date, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock of the Company equal to the result obtained by dividing: (x) two times the Purchase Price divided by (y) the then current market price of the Company’s Common Stock; provided that:

•	none of the Company and certain affiliates of the Company shall be an Acquiring Person;

•
none of certain existing “5-percent shareholders” at the time the Preservation Plan was adopted on June 24, 2015 shall be an Acquiring Person unless and until any such “5-percent shareholder” increases its percentage stock ownership in the Company by more than one-tenth of one percentage point,

•
none of certain other “grandfathered persons” (as described in the Plan) shall be an Acquiring Person so long as any such “grandfathered person” satisfies the applicable requirements set forth in the Plan;

•
no person or group that the Board determines, in its sole discretion, has inadvertently become a “5-percent shareholder” (or inadvertently failed to continue to qualify as a “grandfathered person”) shall be an Acquiring Person so long as such Person promptly enters into, and delivers to the Company, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such person’s (or such group’s) percentage stock ownership in the Company is less than 5 percent (or, in the case of any person or group that has inadvertently failed to qualify as a “grandfathered person,” the securities of the Company that caused such person or group to fail to qualify as a “grandfathered person”);

•
no person or group that has become a “5-percent shareholder” shall be an Acquiring Person if the Board in good faith determines that such person’s or group’s attainment of “5-percent shareholder” status has not jeopardized or endangered the Company’s utilization of the Tax Benefits or is otherwise in the best interests of the Company; provided that such a person or group shall be an “Acquiring Person” if the Board makes a contrary determination in good faith; and

•
an acquisition by a person or group of at least a majority of the Company’s Common Stock made by that person or group as part of a “qualified offer” (as defined in the Plan) shall not result in any person or group becoming an Acquiring Person.

Exchange

At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company’s Common Stock), the Board may elect to exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for two shares of Common Stock (or, at the option of the Board, fractional shares of Preferred Stock with an aggregate current market price that equals the current market price of two shares of Common Stock) per Right, subject to adjustment.
Redemption

The Board may, at its option, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.00005 per Right at any time prior to a Distribution Date.
Expiration

The Rights will expire on the earliest of:

•	June 29, 2018;

•	the time at which all Rights are redeemed or exchanged;

•	the first day of a taxable year of the Company as to which the Board determines that no Tax Benefits may be carried forward;

•
a date on which the Board determines that a limitation on the use of the Tax Benefits under Section 382 would no longer be material to the Company, provided that such date is prior to public disclosure that a person became an Acquiring Person; and

•	the repeal or amendment of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits.

The Board of Directors is considering amending the Preservation Plan to extend its outside expiration date from June 29, 2018 to June 30, 2021 for the reasons described under “Background,” above.

Amendments

At any time on or prior to a Distribution Date, the Company may supplement or amend any provision of the Plan without the approval of any holders of Rights.

After a Distribution Date, the Company may supplement or amend the Plan without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person), (b) cause the Plan again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable.

Certain Considerations Related to the NOL Protections

Our Board believes that attempting to protect the tax benefits of our NOLs as described above under “Background” is in our and our shareholders’ best interests. However, we cannot eliminate the possibility that an ownership change will occur even if the NOL Protections is adopted. Please consider the items discussed below in voting on the Extension Amendment.
The Internal Revenue Service (the “IRS”) could challenge the amount of our NOLs or claim that we experienced an ownership change, which could reduce the amount of our NOLs that we can use or eliminate our ability to use them altogether.

The IRS has not audited or otherwise validated the amount of our NOLs. The IRS could challenge the amount of our NOLs, which could limit our ability to use our NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded shares make it difficult to determine whether an ownership change has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an ownership change and attempt to reduce or eliminate the benefit of our NOLs even if the NOL Protections remains in place.
Continued Risk of Ownership Change

Although the NOL Protections are intended to reduce the likelihood of an ownership change, we cannot assure you that they will prevent all transfers of our common shares that could result in such an ownership change. In particular, absent a court determination, we cannot assure you that the NOL Protections’ restrictions on acquisition of our common shares will be enforceable against all our shareholders, and they may be subject to challenge on equitable grounds, as discussed above.
Potential Effects on Liquidity

The NOL Protections will restrict a shareholder’s ability to acquire, directly or indirectly, more of our common shares in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our common shares may be limited by reducing the class of potential acquirors. In addition, a shareholder’s ownership of our common shares may become subject to the restrictions of the NOL Protections upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our common shares and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.
Potential Impact on Value

As long as the NOL Protections remain in effect, the Board of Directors intends to continue to include a legend reflecting the transfer restrictions included in the NOL Protections on certificates representing newly issued or transferred shares, to disclose such restrictions to persons holding our common shares in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire more than 5.0% of our common shares and certain institutional holders who may not be comfortable holding shares with restrictive legends, may not be able to purchase our common shares, the NOL Protections could depress the value of our common shares in an amount that could more than offset any value preserved from protecting our NOLs.

Anti-Takeover Impact

The reason the Board adopted the Preservation Plan and the NOL Protections is to preserve the long-term value of our NOLs. The NOL Protections could be deemed to have an anti-takeover effect because, among other things, they restrict the ability of a person, entity or group to accumulate 5.0% or more of our common shares and the ability of persons, entities or groups now owning 5.0% or more of our common shares from acquiring more of our common shares without the approval of our Board. Similarly, while the Tax Benefits Preservation Plan adopted in June 2015 is not intended to prevent a takeover, it does have a potential anti-takeover effect because the ownership of a person acquiring 5% or more of our common shares may be diluted upon the occurrence of a triggering event. Accordingly, the overall effects of the NOL Protections and the Plan may be to render more difficult, or to discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Plan and the NOL Protections are not part of a plan by us to adopt a series of anti-takeover measures, and we are not presently aware of any potential takeover transaction.

Otherwise, the Company has not adopted any specific anti-takeover measures in its articles of incorporation or bylaws. Although it is a public company, Porter Bancorp, as a bank holding company, is not automatically subject to the provisions of the Kentucky Business Combination Act governing business combination transactions, and the Company has not amended its articles of incorporation to opt-in to those provisions of the Act.

The Company’s articles of incorporation authorize the Board of Directors to issue preferred shares in one or more series and to fix the rights, preferences and privileges of the shares of each series, including voting rights, and any qualifications, limitations or restrictions. The Company’s preferred shares could be issued for the purpose of discouraging, or rendering more difficult, unfriendly takeover or acquisition attempts, which could have an adverse effect on shareholders who might wish to participate in such a transaction.

The Kentucky Business Combination Act authorizes the board of directors of a Kentucky corporation, in its evaluation of a business combination proposal of another party, to consider the following factors in addition to the best interests of shareholders: (i) the interests of the corporation’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the community and societal considerations; and (iv) the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.
Effect of the NOL Protections if you vote for the Extension Amendment and already own 5.0% or more of our common shares

If you already own 5.0% or more of our common shares, you would be able to transfer our common shares only if the transfer does not increase the percentage of stock ownership of another holder of 5.0% or more of our common shares or create a new holder of 5.0% or more of our common shares. You will also be able to transfer our common shares you own through open-market sales to members of a public group, including a new public group. Shares acquired in any such transaction will be subject to the NOL Protections’ transfer restrictions.
Effect of the NOL Protections if you vote for the Extension Amendment and own less than 5.0% of our common shares

The extension of the NOL Protections will apply to you, but so long as you own less than 5.0% of our common shares you can transfer your shares to a purchaser who, after the sale, also would own less than 5.0% of our common shares.
Effect of the NOL Protections if you vote against the Extension Amendment

Kentucky law provides that transfer restrictions of the NOL Protections (and the extension of those restrictions) with respect to our common shares issued prior to the adoption (or extension) of those restrictions will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting (or extending) the NOL Protections and (ii) transferees of such shares if the transfer restriction is conspicuously noted on the certificate(s) or is contained in an information statement for uncertificated shares. We intend to continue to cause our common shares issued while the NOL Protections are effective to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Kentucky law such newly issued shares will be subject to the transfer restriction.  We also include notice of the transfer restrictions when new stock certificates are issued when shares are transferred and disclose the transfer restrictions to persons holding our common stock in uncertificated form. For the purpose of determining whether a shareholder is subject to the NOL Protections, we take the position that all shares issued before the effectiveness of the NOL Protections that are proposed to be transferred were voted in favor of the NOL Protections, unless the contrary is established. We intend to take a similar position with respect to the Extension Amendment.  We may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the NOL Protections or the Extension Amendment, unless a shareholder establishes that the shares were not voted in favor of the NOL Protections and, if adopted at the annual meeting, the Extension Amendment. Nonetheless, a court could find that the NOL Protections (with or without the Extension Amendment) is unenforceable, either in general or as applied to a particular shareholder or fact situation.

Required Vote

The approval of the Extension Amendment requires the affirmative vote of both the holders of a majority of our outstanding common shares, and the holders of a majority of our outstanding non-voting common shares, voting as separate voting groups.

The extension of the expiration date of the NOL Protections, if adopted, would become effective upon the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the Commonwealth of Kentucky, which we would expect to do as soon as practicable after the Extension Amendment is adopted.
The Board of Directors recommends a vote “FOR” approval of the Extension Amendment to extend the NOL Protections.

PROPOSAL 5:  VOTE TO APPROVE 2018 OMNIBUS EQUITY INCENTIVE COMPENSATION PLAN

The 2018 Omnibus Equity Compensation Plan (the “2018 Plan” or the “Plan”) was approved by our Board of Directors on March 21, 2018, subject to approval of the Plan by shareholders at the Annual Meeting. Shareholder approval is being sought (i) to meet NASDAQ listing requirements, (ii) so that transactions pursuant to the Plan may qualify for an exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, and (iii) for incentive stock options to meet the requirements of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the Code).
The 2018 Plan is modeled after the 2016 Omnibus Equity Compensation Plan (the “2016 Plan”) which we adopted in 2016 and shareholders approved at the 2016 annual meeting of shareholders.  As of March 21, 2018, there were only 27,834 shares remaining available for issuance under the 2016 Plan.
We believe that it continues to be critical for us to be able to award stock-based incentive compensation to directors and key employees when the future success of our Company and Limestone Bank will largely be determined by the leadership team that we have assembled.
The new plan will enable us to continue to make equity awards that serve our purposes of promoting employee retention, encouraging participants to contribute materially to the Company’s growth and linking executives’ interests more closely with those of our shareholders and the Company’s long-term performance.
The 2018 Plan will authorize a total of 375,000  shares of common stock for future equity awards.  This number represents 347,166 shares more than the 27,834  remaining shares that were previously authorized by shareholders and available for issuance under the 2016 Plan.
If approved by the shareholders, the 2018 Plan will become effective on May 23, 2018, and no further grants will be made under the 2016 Plan. Shares with respect to all grants outstanding under the 2016 Plan will continue to be subject to the terms of the 2016 Plan and the terms of the respective award agreements under which the grants were made. As of March 21, 2018, there were 142,334 unvested common shares outstanding under the 2016 Plan.

Material terms of the 2018 Plan are summarized below. A copy of the full text of the 2018 Plan is attached as Appendix B to this Proxy Statement. This summary is not intended to be a complete description of the 2018 Plan and is qualified in its entirety by the actual text of the 2018 Plan.
Material Features of the Plan
General. The Plan provides that grants may be made in any of the following forms:

•	Stock units (including both performance-based (“PSUs”) and time-vesting based (“RSUs”))

•	Stock awards

•	Incentive stock options

•	Nonqualified stock options

•	Stock appreciation rights (“SARs”)

•	Dividend equivalents

•	Other stock-based awards
The Plan authorizes the issuance of 375,000 common shares. No more than 375,000 of these reserved shares may be used for incentive stock options under the 2018 Plan. The Plan provides limits on the maximum aggregate number of common shares with respect to which grants may be made during any calendar year is as follows:

•	for non-employee Directors, 10,000 shares

•	for any other participant, 60,000 shares.
The number of shares available under the 2018 Plan and the individual limits on annual awards are both subject to adjustment for stock splits, stock dividends and certain other changes in our outstanding common shares as described below.
If and to the extent options and SARs granted under the 2018 Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards under those plans are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares otherwise issuable under the Plan that are withheld or surrendered in payment of the exercise price of an option, and shares withheld or surrendered for payment of taxes will also be available again for issuance or transfer under the Plan. If any grants are paid in cash, and not in common shares, any common shares related to such grants will also be available for future grants. Upon the exercise of a SAR, then both for purposes of calculating the number of common shares remaining available for issuance under the Plan and the number of common shares remaining available for exercise under the SAR, the number of such shares will be reduced by the net number of shares for which the SAR is exercised, and without regard to any cash settlement of a SAR.
Administration. The Plan will be administered and interpreted by the Compensation Committee (the “Committee”). Ministerial functions may be performed by an administrative committee of the employees appointed by the Committee. The Committee has the authority to (i) determine employees to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including criteria for exercisability and acceleration of exercisability, (iv) amend terms and conditions of any previously issued grant, subject to limitations described below and (v) deal with any other matters arising under the Plan. The current members of the Committee are Michael T. Levy, Bradford T. Ray, Dr. Edmond J. Seifried and W. Kirk Wycoff, each of whom is an independent, non-employee director.
The Board of Directors will have authority with respect to grants to non-employee directors. Under the 2016 Plan, and the 2006 Non-Employee Directors Stock Ownership Incentive Plan which preceded it, each non-employee director is automatically granted restricted shares having a market value of $25,000 each year. At present, there are no plans to change the terms on which grants are currently made to non-employee directors and they are expected to continue to be made under the 2018 Plan if the Plan is approved. See “Director Compensation,” above.

Eligibility for Participation. Designated employees and non-employee directors of the Company and its subsidiaries are eligible to receive grants under the Plan. As of March 31, 2018, approximately 220 persons are eligible as employees and non-employee directors to receive grants under the Plan. The Committee is authorized to select persons to receive grants from among those eligible and will determine the number of common shares subject to each grant.
Vesting. The Committee determines the vesting of awards granted under the Plan, which may be accelerated only in the event of death, disability, retirement or a change in control.
Types of Awards.
Stock Units
The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a common share or an amount based on the value of a common share at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.
Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes payable, it will be paid to the grantee in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Committee determines otherwise.
The Committee may grant dividend equivalents in connection with grants of stock units made under the Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units and then only paid at vesting of the underlying stock unit. The terms and conditions of dividend equivalents will be determined by the Committee.
Stock Awards
The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for stock awards and may impose restrictions on stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria, including achievement of specific performance goals, as the Committee determines.
The Committee will determine the number of common shares subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote common shares and to receive dividends paid on such shares during the restriction period. Unless the Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.
Stock Options
The Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees may receive a grant of ISOs.
The Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of common shares on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of the outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of common shares on the date of grant.

The Committee will determine the term of each option which will not exceed 10 years from date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of the outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of common shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The maximum aggregate number of common shares with respect to which ISOs may be granted under the Plan is 375,000 , subject to adjustment in accordance with the terms of the Plan.

The Committee will determine terms and conditions of options, including when they become exercisable. The Committee may accelerate exercisability of any options, subject to the Plan’s one-year vesting minimum. Except as provided in the grant instrument or as otherwise determined by the Committee, an option may only be exercised while a grantee is employed by or providing service as a non-employee director.
A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option in cash, if permitted by the Committee, by the surrender of already-owned common shares with an aggregate fair market value on the date the option is exercised equal to the exercise price, by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or, if permitted by the Committee, by surrender or withholding of shares that would otherwise have been issuable upon exercise with a fair market value at the time of exercise equal to the exercise price, or by another method approved by Committee. Tax withholding arrangements acceptable to the Committee must also be made upon exercise of a NQSO.
If allowed by the Committee, a participant may elect to exercise an option before it is vested, but if this is permitted, the shares issued on exercise will be subject to a repurchase right in favor of the company at their exercise value (or then fair market value, if less) until the option would have been vested.
Stock Appreciation Rights
The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will be paid an amount equal to the excess of the fair market value of common shares on the date of exercise over the base amount of the SAR, which base amount will be no less than the fair market value per common share on the date the SAR is granted. Such payment to the grantee will be in cash, in common shares, or in a combination of cash and common shares, as determined by the Committee. The Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.
The base amount of each SAR will be determined by the Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of common shares on the date the SAR is granted. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs.
Other Stock-Based Awards
The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by common shares, and will be payable in cash, in common shares, or in a combination of cash and common shares. The terms and conditions for other stock-based awards will be determined by the Committee.

Performance-Based Awards. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan. Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing performance goals that must be met, the applicable performance period, amounts to be paid if the performance goals are met, and any other conditions. Following the performance period, the committee will certify the performance results and determine the amount, if any, to be paid or shares to be issued in connection with any performance-based award.

Under the 2018 Plan, performance goals for performance-based awards may be chosen from any financial measure the Committee deems appropriate.

Deferrals. The Committee may permit or require grantees to defer receipt of payment of cash or delivery of common shares that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.
Adjustment Provisions. In connection with stock splits, stock dividends, recapitalizations and certain other events affecting common shares, the Committee will make adjustments as it deems appropriate in the maximum number of common shares reserved for issuance as grants, the maximum number of common shares that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with Section 409A or 422 of the Code, to the extent applicable.
Change of Control. In the event of a change of control, and if granted by the Committee in a grant agreement, all outstanding options and SARs will accelerate and become fully exercisable and any restrictions or conditions on outstanding stock awards, stock units or dividend equivalents will lapse.
Notwithstanding the foregoing, in the event of a change of control, the Committee may also take any of the following actions with respect to any or all outstanding grants under the Plan:

•
Require that grantees surrender their options and SARs in exchange for payment by us, in cash or common shares as determined by the Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantees’ unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

•	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Committee deems appropriate; or

•
Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of the then outstanding voting securities;

•
if the Company consummates a merger into another entity, unless the holders of the voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

•	if shareholders approve a plan to liquidate or dissolve the Company; or

•	If the Company consummates an agreement to sell or dispose of the Company or substantially all of the Company’s assets.

•	If there is turnover in majority of Board seats over a two-year period, other than with replacements that were approved by two-thirds of the Board members in office before their election.
For any grants of awards subject to 409A (discussed below), the payment timing of which is triggered upon a change in control, the transaction constituting a change of control must also constitute a change of control for purposes of Section 409A.
Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Repricing of Options. Except in relation to a transaction that triggers appropriate adjustments in awards (see below), neither the Board nor the Committee can amend the price of outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior shareholder approval.
Clawback Policy. All grants made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company; as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.
Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.
New Plan Benefits. Grants under the 2018 Plan are discretionary, so it is currently not possible to predict the number of common shares that will be granted or who will receive grants under the 2018 Plan after the Annual Meeting.
Federal Income Tax Consequences of the Plan
The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as consequences may vary with the types of grants made, identity of grantees, and method of payment or settlement. The summary does not address effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.
From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of common shares or payment of cash under the Plan. Future appreciation on common shares held beyond the ordinary income recognition event will be taxable as capital gain when common shares are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares as well as upon the grantee’s income for the tax year in which such shares are sold. The Company, as a general rule, for all awards other than ISOs, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:
(i) If common shares, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.
(ii) If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if common shares acquired upon exercise of the stock option are held until the later of one year from the date of exercise and two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.
(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.
The Company has the right to require that grantees pay an amount necessary to satisfy the federal, state or local tax withholding obligations with respect to grants or exercises of awards. The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy the withholding obligation with respect to grants paid in common shares by having shares withheld, at the time grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Section 162(m) of the Code
Section 162(m) of the Code limits the amount of compensation we may deduct with respect to our Chief Executive Officer, Chief Financial Officer and each of the other three highest paid named executive officers (or anyone who previously qualified as such after 2016) to $1 million per year. This deduction limit generally applies to companies that have any class of equity securities that is publicly held. Prior to this year, this limitation did not apply to “qualified performance-based compensation” that satisfied certain requirements, including approval of the material terms of the plan by the company’s shareholders. Our 2016 Plan included terms that were designed to allow us to award qualified performance-based compensation that fit within this exception to Section 162(m).
The Tax Cuts and Jobs Act of 2017 eliminated this exception to the Section 162(m) deductibility limitation for “qualified performance-based compensation” awards.  As a result, future stock units, stock awards, dividend equivalents, and other stock-based awards granted under the 2018 Plan to a covered employee may not be deductible to the extent that the total compensation paid to the covered employee in a tax year exceeds $1 million.
A transition rule will be available for any “qualified performance-based compensation” awards that were outstanding as of November 2, 2017, or granted pursuant to a legally binding contract outstanding as of November 2, 2017, to the extent they are not materially modified thereafter.  To the extent the Committee grants an award under the 2018 Plan in substitution of an award eligible for the transition rule, the 2018 Plan will require such award to continue to be administered so as to retain the award’s eligibility for the transition rule. Notwithstanding those (or any other) provisions, we reserve the right to grant awards under the 2018 Plan that may not be deductible because of Section 162(m) of the Code as the Committee in the exercise of its business judgment determines appropriate to meet our compensation objectives.
The following table shows the compensation to be paid to the non-employee directors of Porter Bancorp and Limestone Bank as a group under the 2018 Plan for fiscal year 2018.

NEW PLAN BENEFITS
Porter Bancorp, Inc. 2018 Omnibus Equity Compensation Plan

Name and Position	Dollar Value ($)	Number of Shares
John T. Taylor	(1)	(1)
John R. Davis	(1)	(1)
Joseph C. Seiler	(1)	(1)
Phillip W. Barnhouse	(1)	(1)
Executive Group (4 persons)	(1)	(1)
Non-Executive Director Group (7 persons)	$175,000	(2)
Non-Executive Officer Employee Group	(1)	(1)

(1)	Not determinable. Awards are granted at the discretion of the Compensation Committee.
(2)
Each non-employee director is currently granted restricted shares having a market value of $25,000, which is the trading price of our common shares at the closing of trading on the first day of the month after our annual meeting of shareholders.

The Board of Directors recommends that shareholders vote “FOR” the approval of the 2018 Omnibus Equity Compensation Plan.

PROPOSAL 6:  RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On the recommendation of the Audit Committee, our Board of Directors engaged Crowe Horwath LLP (“Crowe”) as its independent registered public accounting firm for the fiscal year ending December 31, 2018 and further directed that the selection of Crowe be submitted for ratification by the shareholders at the Annual Meeting.  The Board of Directors and the Audit Committee of the Board of Directors will reconsider that appointment if it is not ratified by the shareholders.  The appointment will be deemed ratified if votes cast in favor of ratification at the Annual Meeting exceed votes cast against it.  Abstentions will not be counted as votes cast either for or against the appointment.
We have been advised by Crowe that neither it nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.  Crowe will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board has determined to be an independent director as defined by the NASDAQ corporate governance rules. The duties of the Audit Committee are summarized under “Committees of the Board” and are more fully described in the Audit Committee charter adopted by the Board of Directors.
It is the responsibility of management to prepare the consolidated financial statements and the responsibility of Crowe Horwath LLP, Porter Bancorp’s independent registered public accounting firm, to audit the consolidated financial statements in accordance with the United States generally accepted auditing standards.
In connection with its review of Porter Bancorp’s consolidated financial statements for 2017, the Audit Committee:
•	has reviewed and discussed the audited consolidated financial statements with management;

•
has discussed with the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards Nos. 16 and 114, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and

•	has approved the audit and non-audit services of the independent registered public accounting firm for 2017.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2017 be included in Porter Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.
Members of the Audit Committee:
James M. Parsons, Chairman
Michael T. Levy
Bradford T. Ray

PRINCIPAL ACCOUNTANT FEES AND SERVICES
Engagement of Independent Auditors

At its meeting held on April 19, 2017, the Audit Committee selected Crowe Horwath LLP to serve as Porter Bancorp’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2017.  Crowe Horwath LLP or its predecessor has served as Porter Bancorp’s independent registered public accounting firm since 1998.  Crowe Horwath LLP representatives are expected to attend the Annual Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.

Fees Incurred by Porter Bancorp for Crowe Horwath LLP

The following table presents fees for professional services rendered by Crowe Horwath LLP for the audit of the Company’s annual financial statements for 2017 and 2016 and fees billed for audit-related services, tax services, and all other services rendered by Crowe Horwath LLP for 2017 and 2016.

	2017	2016

Audit Fees	$165,000	$165,000
Audit-Related Fees	34,575	30,750
Tax Fees	67,810	102,050
All Other Fees	19,007	2,858

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years; (ii) “audit-related fees” are fees for assurance and related services by the Company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees”; (iii) “tax fees” are fees for professional services rendered by the Company’s principal accountant for tax compliance, tax advice, and tax planning; and (iv) “all other fees” are fees for products purchased from the Company’s principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”  The “all other fees” reported in the above table represent fees paid for products purchased from the Company’s principal accountant or (for 2017) from a vendor that the Company’s principal accountant acquired.  The Audit Committee approved all of the services provided by the Company’s principal accountant in each of the categories shown in the above table except for the products purchased by the Company and reported as “all other fees.”

Under applicable SEC rules, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent auditors.

Consistent with the SEC’s rules, the Audit Committee Charter requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent auditors to us or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and if it does, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS AND NOMINATIONS

In order for a shareholder proposal to be brought before Porter Bancorp’s 2019 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Porter Bancorp at the address below no later than December 22, 2018.  A notice submitted after that date will be considered untimely.  In order for a shareholder proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting, the notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own; and any material interest you have in the proposal.  The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in Company sponsored proxy materials. Proposals should be addressed to:

Porter Bancorp, Inc.
Attn: Corporate Secretary
2500 Eastpoint Parkway
Louisville, Kentucky 40223

If you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Corporate Secretary must receive this notice no later than December 22, 2018.  The notice of a proposed director nomination must provide information as required in our bylaws which, in general, require that the notice of a director nomination include your name, address and a representation that you are a shareholder and entitled to vote for directors; the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve. A copy of the bylaw requirements will be provided upon request made to the Corporate Secretary at the address above.

AVAILABLE INFORMATION
We file reports with the SEC including our annual report on Form 10−K, quarterly reports on Form 10−Q, current reports on Form 8−K and proxy statements, as well as any amendments to those reports. The public may read and copy any materials the Registrant files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1−800−SEC−0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.
Our annual report on Form 10−K, quarterly reports on Form 10−Q, current reports on Form 8−K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are accessible at no cost on our website at http://www.limestonebank.com, under the Investors Relations section, once they are electronically filed with or furnished to the SEC. Click on “Investor Relations” under the “About Us” tab and then “SEC Filings” under “Documents.”
Shareholders and prospective investors may request a written copy of our 2017 Annual Report on Form 10-K by writing to Investor Relations - Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223.

Solicitation of Proxies

Porter Bancorp will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Porter Bancorp by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means.

FINANCIAL STATEMENTS AND RELATED INFORMATION

The SEC allows us to “incorporate by reference” information from our previously filed SEC reports, which means that we can disclose important information to you by referring you to our filed reports that contain the information. The information incorporated by reference is considered to be part of this proxy statement.

Our Consolidated Financial Statements and Notes to Consolidated Financial Statements, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk are incorporated by reference to Items 7, 7A and 8 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

A copy of our 10-K report referenced above is being delivered to you with this Proxy Statement.

Copies of our Annual Report on Form 10-K for the period ending December 31, 2017 are available upon request. You may request a copy of these and our other reports by writing to Phillip W. Barnhouse, Chief Financial Officer, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. These reports are available from the SEC’s website at www.sec.gov or from our website at http://www.limestonebank.com, under the Investors Relations section, once they are electronically filed with or furnished to the SEC. Click on “Investor Relations” under the “About Us” tab and then “SEC Filings” under “Documents.”

*************

Appendix A

Article VIII of the Amended and Restated Articles of Incorporation
(reflecting the proposed amendment)

ARTICLE VIII
RESTRICTIONS ON TRANSFERS OF SHARES

Section 1. Definitions. As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1-383 and 1-384 shall include any successor provisions):

(a)            “5.0 percent Transaction” means any Transfer described in clause (a) or (b) of Section 2 of this Article VIII.

(b)            “5.0 percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 5.0 of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(c)            “Agent” has the meaning set forth in Section 5 of this Article VIII.

(d)            “Board of Directors” or “Board” means the board of directors of the Corporation.

(e)            “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(f)            “Corporation Security” or “Corporation Securities” means (i) any Stock, (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a) (4) of the Code), and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

(g)            “Effective Date” means the date of filing of these Articles of Amendment to the Amended and Restated Articles of Incorporation of the Corporation with the Secretary of State of the Commonwealth of Kentucky.

(h)            “Excess Securities” has the meaning given such term in Section 4 of this Article VIII.

(i)            “Expiration Date” means the earlier of (i) the close of business on May 23, 2021, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits, (iii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (iv) such date as the Board of Directors shall fix in accordance with Section 12 of this Article VIII.

(j)            “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(k)            “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(l)            “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(m)            “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

(n)            “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(o)            “Purported Transferee” has the meaning set forth in Section 4 of this Article VIII.

(p)            “Securities” and “Security” each has the meaning set forth in Section 7 of this Article VIII.

(q)            “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(r)            “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

(s)            “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.

(t)            “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation.

(u)            “Transferee” means any Person to whom Corporation Securities are Transferred.

(v)            “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article VIII, any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 5.0-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder would be increased.

Section 3. Exceptions.

(a)            Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.

(b)            The restrictions set forth in Section 2 of this Article VIII shall not apply to an attempted Transfer that is a 5.0-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 3 of Article VIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Section 3 of this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 4. Excess Securities.

(a)            No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this Article VIII or until an approval is obtained under Section 3 of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Section 4 or 15.5 of this Article VIII shall also be a Prohibited Transfer.

(b)            The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

Section 5. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this Article VIII if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6 of Article VIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 of Article VIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. If any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Kentucky law (“Securities,” and individually, a “Security”) but which would cause a 5.0-percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of Sections 15.5 and 15.6 of this Article VIII shall be modified as described in this Section 7 of this Article VIII. In such case, no such 5.0-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 5.0-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 5.0-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 5.0-percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 15.5 and 15.6 of this Article VIII, except that the maximum aggregate amount payable either to such 5.0-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 5.0-percent Stockholder or such other Person. The purpose of this Section 7 of Article VIII is to extend the restrictions in Sections 15.2 and 15.5 of this Article VIII to situations in which there is a 5.0-percent Transaction without a direct Transfer of Securities, and this Section 7 of Article VIII, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 5 of this Article VIII (whether or not made within the time specified in Section 5 of this Article VIII), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 of Article VIII shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 5 of this Article VIII to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

Section 9. Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

Section 10. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

Section 11. Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VIII bear the following legend:

“THE ARTICLES  OF INCORPORATION OF THE CORPORATION CONTAIN RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE ARTICLES  OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION  IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 5.0 PERCENT STOCKHOLDER (AS DEFINED IN THE ARTICLES  OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO, AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE ARTICLES OF INCORPORATION) TO THE CORPORATION’S AGENT. IF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF KENTUCKY LAW (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S ARTICLES  OF INCORPORATION TO CAUSE THE 5.0 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE ARTICLES OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

Section 12. Authority of Board of Directors.

(a)            The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of 5.0-percent Stockholders, (ii) whether a Transfer is a 5.0-percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any 5.0-percent Stockholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 6 of this Article VIII, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(b)            Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII, (iii) modify the definitions of any terms set forth in this Article VIII or (iv) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c)            In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. If this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

Section 13. Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

Section 14. Benefits of This Article VIII. Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII. This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 15. Severability. The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

Section 16. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Appendix B

PORTER BANCORP, INC.1

2018 OMNIBUS EQUITY COMPENSATION PLAN

SECTION 1 - INTRODUCTION

1.1            Adoption of Plan.  The Board of Directors of Porter Bancorp, Inc.,1 a Kentucky corporation (the “Company”), adopted the 2018 Omnibus Equity Compensation Plan (the “Plan”) on March 21, 2018, subject to approval by the shareholders of the Company.  The Plan is hereby established effective as of the Effective Date (as defined below).

1.2            Purpose.  The purpose of the Plan is to provide (i) designated employees of Porter Bancorp, Inc. and its subsidiaries and (ii) non-employee members of the Board with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

SECTION 2 - DEFINITIONS

As used in the Plan, the following terms will have the respective meanings set forth below:

2.1            “Board” means the Company’s Board of Directors.

2.2            A “Change of Control” shall be deemed to have taken place for purposes of the Plan if

(a)
any Person (as defined in this Section 2.6) is or becomes the Beneficial Owner (as defined in this Section 2.6) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)
during any period of two consecutive years beginning after the Effective Date, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two- thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the Board;

(c)
the consummation of a merger or consolidation of the Company with any other corporation (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of the Company or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of the Company or such surviving entity or of any Subsidiary of the Company or such surviving entity, at least 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation);

1 Limestone Bancorp, Inc. will be substituted for Porter Bancorp, Inc. throughout this Plan if shareholders approve the name change at the 2018 annual meeting of shareholders.

(d)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)	the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of the definition of Change in Control, “Person” shall have the meaning ascribed to such tern) in Section 3 (a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Company, any Subsidiary or any other Person controlled by the Company, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or of any Subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of securities of the Company.

For purposes of the definition of Change of Control, a Person shall be deemed the “Beneficial Owner” of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

2.3            “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2.4            “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, and (ii) with respect to Grants made to Non-Employee Directors, the Board.

2.5            “Company” means Porter Bancorp, Inc., its subsidiary corporations or other entities and any successor corporation, as determined by the Committee.
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2.6            “Company Stock” means the Company’s Common Shares, without par value, or any shares or other securities of the Company hereafter issued or issuable in substitution or exchange for the Common Shares.

2.7            “Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

2.8            “Dividend Equivalent” means an amount calculated with respect to a Stock Award or Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Award or Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

2.9             “Effective Date” of the Plan means May 23, 2018, provided that the Plan is approved by the shareholders of the Company on that date.

2.10            “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

2.11            “Employer” means the Company and its subsidiaries.

2.12            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13            “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

2.14            “Fair Market Value” of Company Stock means, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

2.15            “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

2.16            “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

2.17            “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

2.18            “Non-Employee Director” means a member of the Board who is not an Employee.
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2.19            “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

2.20            “1933 Act” means the Securities Act of 1933, as amended.

2.21            “Option” means an option to purchase shares of Company Stock, as described in Section 7.

2.22            “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

2.23            “Participant” means an Employee or a Non-Employee Director designated by the Committee to participate in the Plan.

2.24            “Plan” means this Porter Bancorp, Inc. 2016 Omnibus Equity Compensation Plan, as may be amended from time to time.

2.25            “SAR” means a stock appreciation right as described in Section 10.

2.26            “Stock Award” means an award of Company Stock as described in Section 9.

2.27            “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

SECTION 3 - ADMINISTRATION

3.1            Committee.  The Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

3.2            Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18, and (v) deal with any other matters arising under the Plan.

3.3            Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Award Agreements executed hereunder; (ii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iii) construe any ambiguous provision of the Plan or any Award Agreement; (iv) prescribe the form of Grant Agreements; (v) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Grant Agreement; (vi) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (vii) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (viii) determine whether Awards should be granted singly or in combination; (ix) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (x) accelerate the exercise, vesting or payment of a Grant when such action or actions would be in the best interests of the Company; (xi) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (xii) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan.
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3.4            Liability; Indemnification.  No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee (or delegatee of the Committee) shall be fully indemnified and protected by the Company with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

SECTION 4 - GRANTS

Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement. By acceptance of the Grant, a Participant acknowledges that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

SECTION 5 - SHARES SUBJECT TO PLAN

5.1            Shares Authorized.  Subject to adjustment as described below in Section 5.4, the total aggregate number of shares of Company Stock that may be issued under the Plan shall be 375,000. The maximum aggregate number of shares of Company Stock with respect to which all Grants of Incentive Stock Options may be made under the Plan shall be 375,000 shares, subject to adjustment as described below in Section 5.4.

5.2            Source of Shares; Share Counting.  Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be increased by the gross number of shares as to which such Option is exercised. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be increased by the number of shares issued, vested or exercised under such Grant, calculated in each instance before payment of such share withholding. Upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such SAR, the number of such shares shall be reduced by the net number of shares for which the SAR is exercised, and without regard to any cash settlement of a SAR. To the extent that any Grants are paid in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in Section 5.1.
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5.3            Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan during any calendar year to: (i) any Non-Employee Director shall be 10,000 shares via Stock Awards, Stock Units, Options and SARs (provided, however, that such limits do not apply to cash-based Directors fees which directors elect to have paid in Common Stock instead), and (ii) any other Participant shall be 60,000  shares via Stock Awards, Stock Units, Options or SARs, in each case subject to adjustment as described in Section 5.4 below. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.

5.4            Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

SECTION 6 - ELIGIBILITY FOR PARTICIPATION

6.1            Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan.

6.2            Selection of Participants.  The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

SECTION 7 - OPTIONS

7.1            General Requirements.  The Committee may grant Options to an Employee or Non-Employee Directors upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
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7.2            Type of Option, Price and Term.

(a)            The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(b)            The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(c)            The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

7.3            Exercisability of Options.

(a)            Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(b)            The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(c)            Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

7.4            Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
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7.5            Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T (or other applicable regulations) of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

7.6            Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

SECTION 8 - STOCK UNITS

8.1            General Requirements.  The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

8.2            Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

8.3            Payment with Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

8.4            Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

8.5            Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.
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SECTION 9 - STOCK AWARDS

9.1            General Requirements.  The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

9.2            Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

9.3            Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15.1. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

9.4            Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

SECTION 10 - STOCK APPRECIATION RIGHTS

10.1            General Requirements.  The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

10.2            Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
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10.3            Exercisability; Term.  A SAR shall become exercisable in accordance with such terms and conditions as may be specified in a Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

10.4            Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

10.5            Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

10.6            Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

SECTION 11 - OTHER STOCK-BASED AWARDS

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees or Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

SECTION 12 - TRANSITION RULE FOR QUALIFIED PERFORMANCE-BASED COMPENSATION

If and to the extent that the Committee makes a Grant that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, prior to the enactment of the Tax Cuts and Jobs Act of 2017, or makes a Grant in substitution for any such grant, then the Grant shall be (i) subject to such terms and conditions as are required for the Grant to continue to qualify under the transition rule for “qualified performance-based compensation” under section 162(m) of the Code under the Tax Cuts and Jobs Act of 2017, as the Committee shall determine, (ii) the Grant will be administered by a sub-committee of the Committee which is comprised of two or more members that qualify as “outside directors” under Section 162(m) of the Code prior to the enactment of the Tax Cuts and Jobs Act of 2017, and (iii) none of the provisions of the Plan shall apply to such Grant to the extent such provisions would result in the Grant no longer qualifying under the transition rule for “qualified performance-based compensation” under Section 162(m) of the Code prior to the Tax Cuts and Jobs Act of 2017.
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SECTION 13 - DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

SECTION 14 - WITHHOLDING OF TAXES

14.1            Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

14.2            Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

SECTION 15 - TRANSFERABILITY OF GRANTS

15.1            Restrictions on Transfer.  Except as described in Section 15.2 below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

15.2            Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide in a Grant Agreement that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

SECTION 16 - CONSEQUENCES OF A CHANGE OF CONTROL

16.1            Acceleration.  If granted by Committee in a Participant’s Grant Agreement, in the event of a Change of Control (i) all outstanding Options and SARs of that Participant shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards for that Participant shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid to the Participant at their target values, or in such greater amounts as the Committee may determine.
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16.2            Other Alternatives.  In the event of a Change of Control, the Committee may also take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

SECTION 17 - REQUIREMENTS FOR ISSUANCE OF SHARES

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

SECTION 18 - AMENDMENT OF THE PLAN

18.1            Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19.2 below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

18.2            No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, except as authorized by Section 5.4, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

SECTION 19 - MISCELLANEOUS

19.1            Effective Date.  The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.
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19.2            Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

19.3            Compliance with Law.

(a)            The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(b)            The Plan is intended to comply with the requirements of section 409A of the Code such that Grants hereunder will be exempt therefrom, or if not so exempt, will comply with that section so as not to impose taxes on Participants prior to the receipt of value hereunder. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (i) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (ii) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (iii) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (iv) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(c)            Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as described below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
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(d)            Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A or other section of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

19.4            Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

19.5            Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

19.6            Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director, or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

19.7            No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.8            Clawback Rights.  All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the Effective Date.

19.9            Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Kentucky, without giving effect to the conflict of laws provisions thereof.

19.10            Term of Plan.  No Grant will be made pursuant to the Plan on or after the tenth anniversary of the Effective Date or any earlier termination of the Plan as provided in Section 18.1, but Grants made before the earlier of such dates may extend beyond that date.

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REVOCABLE PROXY
PORTER BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
2500 EASTPOINT PARKWAY
LOUISVILLE, KENTUCKY  40223

May 23, 2018, 9:00 A.M. EDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
 PORTER BANCORP, INC.

The undersigned hereby appoints Phillip W. Barnhouse and Stephanie R. Renner attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on May 23, 2018 at 9:00 a.m. eastern time, and at any adjournments of postponements of the Annual Meeting, and to vote as specified on the reverse all Common Shares of Porter Bancorp, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting.

(Continued and to be signed on the reverse side)